UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
ABEONA THERAPEUTICS INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ABEONA THERAPEUTICS INC.
1330 Avenue of the Americas, 33rd Floor
New York, NY 10019
646-813-4701

April 10, 2020

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Abeona Therapeutics Inc. (the “Company”) to be held virtually on Wednesday, May 20, 2020 at 10:00 a.m., Eastern Time. We have adopted a virtual format for our Annual Meeting to support the health and well-being of our employees and stockholders due to the public health impact of the coronavirus pandemic (COVID-19). You will not be able to attend the Annual Meeting physically. You will be able to attend the Annual Meeting, vote, and submit your questions during the Annual Meeting via a live webcast through the link www.virtualshareholdermeeting.com/abeo2020.

The Notice of Annual Meeting and the Proxy Statement that follow describe the business to be considered and acted upon by stockholders of the Company at the Annual Meeting. Please carefully review the information contained in the Proxy Statement.

IT IS VERY IMPORTANT THAT YOU MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. YOU MAY VIRTUALLY ATTEND THE ANNUAL MEETING BY VISITING WWW.VIRTUALSHAREHOLDERMEETING.COM/ABEO2020 ON THE MEETING DATE. IF YOU VIRTUALLY ATTEND THE ANNUAL MEETING AND WISH TO VOTE AT THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AT THAT TIME BY REQUESTING THE RIGHT TO VOTE DURING THE ANNUAL MEETING. YOU MAY ALSO REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED BY VOTING, BY SUBMITTING ANOTHER PROXY BEARING A LATER DATE, OR BY GIVING NOTICE IN WRITING TO OUR SECRETARY NOT LATER THAN THE DAY PRIOR TO THE ANNUAL MEETING.

Sincerely,

/s/ João Siffert
João Siffert Chief Executive Officer

ABEONA THERAPEUTICS INC.
1330 Avenue of the Americas, 33rd Floor
New York, NY 10019
646-813-4701

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on Wednesday, May 20, 2020

PLEASE TAKE NOTICE that the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Abeona Therapeutics Inc. (the “Company”) will be held virtually over the Internet on Wednesday, May 20, 2020, at 10:00 a.m., Eastern Time, for the following purposes:

1.	To elect each of Christine Berni Silverstein and Todd Wider, M.D. as Class 1 Directors to hold office for a term of three years and until their successors are elected and qualified;
2.	To approve an amendment to the Abeona Therapeutics Inc. 2015 Equity Incentive Plan to increase the number of shares of our Common Stock authorized for issuance thereunder from 10,000,000 to 18,000,000 shares;
3.	To approve the Company’s non-employee director compensation plan;
4.	To ratify the appointment of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and
5.	To vote on a shareholder proposal included in the proxy, if properly presented at the Annual Meeting.

In addition to the foregoing, the Annual Meeting will include the transaction of such other business as may properly come before the Annual Meeting, or any adjournment(s), continuation(s), rescheduling(s) or postponement(s) thereof.

The Board of Directors has fixed the close of business on Friday, March 27, 2020, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection by stockholders at our offices during normal business hours, during the 10 days prior to the Annual Meeting as well as during the Annual Meeting at www.virtualshareholdermeeting.com/abeo2020.

Information relating to the proposals described above is set forth in the accompanying Proxy Statement. Please carefully review the Proxy Statement, which is accompanied by our annual report for the fiscal year ended December 31, 2019.

Stockholders are invited to attend the Annual Meeting to be held virtually over the Internet at www.virtualshareholdermeeting.com/abeo2020 on Wednesday, May 20, 2020 at 10:00 a.m., Eastern Time. YOUR VOTE IS IMPORTANT. If you do not expect to virtually attend the Annual Meeting, or if you do plan to virtually attend but wish to vote by proxy, please complete, date, sign and mail the enclosed proxy card in the return envelope provided addressed to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxies will also be accepted as follows: (1) via the Internet by accessing www.proxyvote.com and following the on-screen instructions or scanning the QR code on the proxy card with your smartphone; (2) by calling toll-free at 1-800-690-6903 from any touch-tone telephone and following the instructions; and (3) by attending the virtual Annual Meeting at www.virtualshareholdermeeting.com/abeo2020. You should have your proxy card available in front of you when you log onto the Internet or call. You can vote online or by phone until 11:59 p.m. Eastern Time the day before the Annual Meeting.

By Order of the Board of Directors,

/s/ João Siffert
João Siffert Chief Executive Officer

New York, NY
April 10, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2020
The Notice of Meeting, Proxy Statement, proxy card and annual report on
Form 10-K for the year ended December 31, 2019
are available at www.proxyvote.com

The Board of Directors (the “Board”) of Abeona Therapeutics Inc. (“Abeona” or the “Company”) is providing this Proxy Statement in connection with Abeona’s 2020 Annual Meeting of Stockholders to be held virtually over the Internet at www.virtualshareholdermeeting.com/abeo2020 on Wednesday, May 20, 2020, at 10:00 a.m. Eastern Time, and any adjournment or postponement thereof (the “Annual Meeting”).

Proxy materials or a Notice of Internet Availability of Proxy Materials (the “Notice”) are being first released or mailed to stockholders on or about April 10, 2020. In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), Abeona may furnish proxy materials, including the Proxy Statement, proxy card, and annual report on Form 10-K for the year ended December 31, 2019, by providing Internet access to those documents, instead of mailing a printed copy of its proxy materials to each stockholder of record. This Proxy Statement and our Annual Report are available at www.proxyvote.com.

Important Notice Regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on May 20, 2020: The Proxy Statement, form of proxy, and Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available free of charge at www.proxyvote.com.

i

PROXY STATEMENT SUMMARY

Voting Matters and Board Recommendations

Proposal No.	Proposal	Board Recommends
1	To elect each of Christine Silverstein and Todd Wider, M.D. as Class 1 Directors to hold office for a term of three years and until their successors are elected and qualified	FOR each nominee
2
To approve an amendment to the Abeona Therapeutics Inc. 2015 Equity Incentive Plan to increase the number of shares of our Common Stock authorized for issuance thereunder from 10,000,000 to 18,000,000 shares
FOR
3	To approve the Company’s non-employee director compensation plan	FOR
4	To ratify the appointment of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020	FOR
5	To vote on a shareholder proposal included in the proxy, if properly presented at the Annual Meeting of Stockholders	FOR

ABEONA THERAPEUTICS INC.
1330 Avenue of the Americas, 33rd Floor
New York, NY 10019
(646) 813-4701

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Wednesday, May 20, 2020

This Proxy Statement is furnished by Abeona Therapeutics Inc., a Delaware corporation (“we,” “Abeona” or the “Company”), to holders of its common stock, par value $0.01 per share (“Common Stock”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at our Annual Meeting of Stockholders (the “Annual Meeting”), and at any and all adjournments or postponements thereof. This Proxy Statement and the accompanying form of proxy is first being sent to holders of Common Stock on or about April 10, 2020. Our mailing address and the location of our principal executive offices is 1330 Avenue of the Americas, 33rd Floor, New York, NY 10019. Our telephone number is (646) 813-4701. The purposes of the Annual Meeting are set forth in the Notice of Annual Meeting of Stockholders (the “Notice of Annual Meeting”), which accompanies this Proxy Statement.

We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all stockholders regardless of location, and to support the health and well-being of our employees and stockholders due to the emerging public health impact of the coronavirus pandemic (COVID-19). We have designed the virtual Annual Meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting, including the ability to vote. Detailed instructions on how to vote and submit your questions at the Annual Meeting may be found online at www.virtualshareholdermeeting.com/abeo2020.

All shares of common stock represented by properly executed proxies or voting instruction forms will be voted at the Annual Meeting in accordance with the directions marked on the proxies or voting instruction forms, unless such proxies or voting instruction forms have previously been revoked. If no directions are indicated on such proxies or voting instruction forms, they will be voted FOR Proposal 1 – the election of each nominee named under Election of Directors; FOR Proposal 2 – the approval of an amendment to the Abeona Therapeutics Inc. 2015 Equity Incentive Plan to increase the number of shares of our Common Stock authorized for issuance thereunder from 10,000,000 to 18,000,000 shares; FOR Proposal 3 – the approval of the Company’s non-employee director compensation plan; FOR Proposal 4 – the ratification of the appointment of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and FOR Proposal 5 – a shareholder proposal included in the proxy, if properly presented at the Annual Meeting of Stockholders. If any other matters are properly presented at the Annual Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority upon such holders to vote on such matters) in accordance with their best judgment, subject to compliance with Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each proxy executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of a written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company), or, if a stockholder is virtually present at the Annual Meeting, he or she may elect to revoke his or her proxy and vote his or her shares personally.

If your shares of common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered a “stockholder of record” or a “registered stockholder” of those shares. You should follow the instructions on the Notice of Annual Meeting to ensure that your vote is counted. Alternatively, you may attend and vote at the Annual Meeting virtually.

If your shares are held in an account at a bank, brokerage firm, or other similar organization (which we refer to as a “broker”), then you are a beneficial owner of shares held in “street name.” In that case, you will have received these proxy materials from the bank, brokerage firm, or other similar organization holding your account. As a beneficial owner, you will have to direct your broker on how to vote the shares held in your account in accordance with your broker’s requirements.

At the close of business on March 27, 2020, the record date for the Annual Meeting (the “record date”), the number of issued and outstanding shares of our Common Stock entitled to vote was 83,622,135. Each share of Common

Stock entitles its holder to one vote with respect to all matters submitted to stockholders for a vote at the Annual Meeting. In the election of directors, stockholders have cumulative voting rights and may elect to cumulate their votes, as described below.

A complete list of Company stockholders entitled to vote at the Annual Meeting will be available at our principal executive offices during normal business hours, at least 10 days prior to the Annual Meeting and during the Annual Meeting at www.virtualshareholdermeeting.com/abeo2020. According to our Amended and Restated Bylaws (the “Bylaws”), the presence, through virtual attendance or by proxy, of the holders of a majority of the shares of common stock outstanding and entitled to vote constitutes a quorum for the conduct of business at the Annual Meeting. Abstentions and broker non-votes are counted as present for purposes of determining whether a quorum is present.

A broker non-vote occurs when brokers, who hold their clients’ shares in street name, sign and submit proxies for such shares and vote such shares on some matters but not others. This would occur when brokers have not received any instructions from their clients, in which case the brokers, as the holders of record, are permitted to vote on “routine” matters, which include the ratification of the appointment of an independent registered public accounting firm, but not on “non-routine” matters, such as the election of directors, the amendment to the Abeona Therapeutics Inc. 2015 Equity Incentive Plan, and approval of the non-employee director compensation plan.

Stockholders have the right to vote cumulatively for the election of directors. This means that in voting at the Annual Meeting, each stockholder, or his or her proxy, may multiply the number of his or her shares by two (the number of directors to be elected) and then vote the resulting total number of shares for a single nominee, or distribute such votes on the ballot among the two nominees desired. The proxies submitted to the Board in response to this solicitation may, at the discretion of the proxy holder, cumulate the votes of the shares the proxies represent. If you vote cumulatively, please make sure that the votes you cast add up to the number of shares you own multiplied by two. If the number of votes does not add up correctly, your votes will not be counted until a properly completed proxy card has been received. If you provide vote allocation instructions for less than all of the votes that you are entitled to cast, the proxy holders will have discretionary authority to cast your remaining votes pursuant to the instructions of the Board, except for any nominee for whom you have withheld authority by marking the “FOR ALL EXCEPT” box. The cumulative voting feature for the election of directors also is available by voting virtually at the Annual Meeting.

For Proposal 1, directors will be elected by a plurality of shares present through virtual attendance or represented by proxy at the Annual Meeting, which means that the two individuals receiving the highest number of “FOR” votes will be elected director. For Proposal 1, stockholders may vote “FOR ALL NOMINEES,” “WITHHOLD AUTHORITY FOR ALL NOMINEES,” or “FOR ALL EXCEPT.” Stockholders also may cumulate their votes for one or more of the director nominees by writing the manner in which such votes shall be cumulated in the proxy card. Withhold votes will have no effect on the outcome of the vote for Proposal 1. Broker non-votes, if any, will be disregarded and will have no effect on the outcome of the vote for Proposal 1.

Proposals 2, 3, and 5 each will be approved upon the affirmative vote of a majority of the outstanding shares of Common Stock present through virtual attendance or by proxy at the Annual Meeting and entitled to vote on the respective Proposal. Stockholders may vote “FOR” or “AGAINST,” or “ABSTAIN” from voting. Abstentions will have the effect of a vote against each of Proposals 2, 3, and 5, respectively. Broker non-votes, if any, will be disregarded and will have no effect on the outcome of the votes for Proposals 2, 3, and 5.

For Proposal 4, ratification of Whitley Penn LLP as our independent public accountant will be approved upon the affirmative vote of a majority of the outstanding shares of Common Stock voting present through virtual attendance or by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will have the effect of a vote “AGAINST” such proposal. Brokers may vote on Proposal 4 absent instructions from the beneficial owner.

The Board is not aware of any matters that will be brought before the Annual Meeting other than those matters specifically set forth in the Notice of Annual Meeting. However, if any other matter properly comes before the Annual Meeting, it is intended that the persons named in the enclosed form of proxy, or their substitutes acting thereunder, will vote on such matter in accordance with the recommendations of the Board, or, if no such recommendations are made, in accordance with their best judgment.

All expenses in connection with solicitation of proxies will be borne by us. We will also request brokers, dealers, banks and voting trustees, and their nominees, to make available the Notice of Annual Meeting, this Proxy Statement, the accompanying form of proxy and our annual report for the fiscal year ended December 31, 2019 (the “Annual Report”) to beneficial owners and will reimburse them for their expenses in forwarding these materials. We expect to solicit proxies primarily by mail, but our directors, officers and employees may also solicit in person, by telephone or email.

Stockholders of record as of the record date can attend the Annual Meeting online by logging onto our virtual forum at www.virtualshareholdermeeting.com/abeo2020 and following the instructions provided on their proxy card, vote instruction card or “Important Notice Regarding the Availability of Proxy Materials.” To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card, voter instruction card or “Important Notice Regarding the Availability of Proxy Materials.” If you do not have this control number at the time of the Annual Meeting, you will still be able to attend virtually, but you will not be able to vote or ask questions.

The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Attendees should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the virtual Annual Meeting. Attendees should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the virtual Annual Meeting.

This Proxy Statement should be read together with our annual report for the fiscal year ended December 31, 2019, including the financial statements and management’s discussion and analysis of financial condition and results of operations contained therein.

Corporate Governance Matters

Pursuant to the Delaware General Corporation Law and our Bylaws, our business, property and affairs are managed by or under the direction of our Board. Members of the Board are kept informed of our business through discussions with our Executive Chairman, Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. The Board is currently set at eight directors. The Board meets during our fiscal year to review significant developments affecting us and to act on matters requiring Board approval.

The Board has adopted a number of corporate governance documents, including charters for its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, corporate governance guidelines, a code of business conduct and ethics for employees, executive officers and directors (including its principal executive officer and principal financial officer) and a whistleblower policy regarding the treatment of complaints on accounting, internal accounting controls and auditing matters. All of these documents are available on our website at www.abeonatherapeutics.com under the heading “Investor & Media-Corporate Governance-Governance Documents,” and a copy of any such document may be obtained, without charge, upon written request to the Company, c/o Investor Relations, 1330 Avenue of the Americas, 33rd Floor, New York, NY 10019.

Stockholder Communications with the Board

The Board has established a process for stockholders to send communications to it. Stockholders may send written communications to the Board or individual directors to Abeona Therapeutics Inc., Board of Directors, c/o Corporate Secretary, 1330 Avenue of the Americas, 33rd Floor, New York, NY 10019. Stockholders also may send communications via email to IR@abeonatherapeutics.com with the notation “Attention: Corporate Secretary” in the subject field. All communications will be reviewed by the Corporate Secretary of the Company, who will determine whether such communications are relevant and for a proper purpose and appropriate for Board review and, if applicable, submit such communications to the Board on a periodic basis.

Director Independence

We are listed on the Nasdaq Capital Market (“Nasdaq”) and follow Nasdaq rules and regulations governing director independence. The Board has determined that each of Mr. Alvino, Dr. Howell, Mr. Van Duyne, Mr. Buono and Dr. Wider are independent under applicable Nasdaq rules.

Board Leadership Structure

The Board has no set policy with respect to the separation of the roles of Chairman of the Board and principal executive officer. Steven H. Rouhandeh currently serves as our Chairman of the Board and as Executive Chairman (principal executive officer). Our Board currently does not have a lead independent director.

In connection with the Company’s underwritten public offering consummated in December 2019 and pursuant to a letter agreement dated as of December 20, 2019, the Company granted to affiliates of Great Point Partners, LLC (“Great Point Partners”) the right to nominate two members to our Board, including a new Executive Chairman. As a result, Mr. Rouhandeh agreed to step down as Executive Chairman but will continue to serve his term as a member of the Board, while Mark J. Alvino and Richard Van Duyne agreed to step down as members of the Board. Mr. Rouhandeh’s resignation is effective the earlier of June 30, 2020 or the date the Board appoints a new Executive Chairman. Messrs. Alvino’s and Van Duyne’s resignations are each subject to and effective upon their respective replacement being nominated and appointed.

Our Board leadership structure is commonly utilized by other public companies in the United States, and we believe that it is effective for us. We believe this leadership structure is appropriate for us given the size and scope of our business, the experience and active involvement of our independent directors, and our corporate governance practices, which include regular communication with and interaction between and among the Executive Chairman, the Chief Executive Officer, the Chief Financial Officer and the Chief Accounting Officer and the independent directors. Of the current members of our Board, five are independent from management.

Board of Director’s Role in Risk Oversight

The Board is responsible for overseeing our management and operations, including overseeing our risk assessment and risk management functions. We believe that our directors provide effective oversight of risk management functions. We perform a risk review on a regular basis wherein the management team evaluates the risks we expect to face in the upcoming year and over a longer-term horizon. From this risk assessment, plans are developed to deal with the risks identified. The results of this risk assessment are provided to the Board for their consideration and review. In addition, members of our management periodically present to the Board the strategies, issues and plans for the areas of our business for which they are responsible. While the Board oversees risk management, our management is responsible for day-to-day risk management processes. Additionally, the Board requires that management raise exceptional issues to the Board. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that the Board leadership structure supports this approach.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. We have posted our Code of Business Conduct and Ethics on our website, available at www.abeonatherapeutics.com. Any amendment to the Code of Business Conduct and Ethics or any waiver of the Code of Business Conduct and Ethics will be disclosed on our website promptly following the date of such amendment or waiver.

Officers and Directors

Our Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Bylaws presently provide that our Board shall consist of three to 15 members, divided into three staggered classes as nearly equal in number as possible. The Board is currently set at eight directors. Our directors serve for a term of three years and until the respective election and qualification of their successors. Pursuant to our Bylaws, the Board selects our Chairman of the Board and our executive officers. Each of our executive officers is selected by the Board for a term of one year or until the executive officer’s successor is duly elected and qualified or until such executive officer’s resignation or removal. There is no family relationship among any of our directors or executive officers.

Our directors and executive officers are as follows:

Name	Age	Title
Steven H. Rouhandeh	63	Chairman of the Board and Executive Chairman(1)
João Siffert, M.D.	56	Chief Executive Officer and Director
Christine Silverstein	37	Director and Former Chief Financial Officer(2)
Edward Carr	50	Vice President and Chief Accounting Officer
Richard Van Duyne	66	Director(1)
Mark J. Alvino	52	Director(1)
Stephen B. Howell, M.D.	75	Director
Todd Wider, M.D.	55	Director
Stefano Buono	53	Director
(1)	In connection with the Company’s underwritten public offering consummated in December 2019 and pursuant to a letter agreement dated as of December 20, 2019, the Company granted to affiliates of Great Point Partners the right to nominate two members to our Board, including a new Executive Chairman. As a result, Mr. Rouhandeh agreed to step down as Executive Chairman but will continue to serve his term as a member of the Board, while Messrs. Alvino and Van Duyne agreed to step down from the Board upon their successors being duly elected. Mr. Rouhandeh’s resignation is effective the earlier of June 30, 2020 or the date the Board appoints a new Executive Chairman.
(2)	On March 10, 2020, Ms. Silverstein notified the Company of her resignation as Chief Financial Officer effective March 31, 2020. Ms. Silverstein has agreed to support the Company and will do so as an advisor during a transitional period between March 31, 2020 and June 30, 2020. On March 11, 2020, the Board elected Ms. Silverstein to serve as Class 1 director of the Company until the Annual Meeting and until her successor is duly elected and qualified.

Committees of the Board of Directors

The Board established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of the committees of the Board acts pursuant to a separate written charter adopted by the Board.

The Audit Committee is currently comprised of Mark J. Alvino (Chairman), Richard Van Duyne, and Todd Wider, M.D. The Board has determined that Mr. Alvino is an “audit committee financial expert,” under applicable SEC rules and regulations. The Audit Committee’s responsibilities and duties are, among other things, to engage the independent auditors, review the audit fees, supervise matters relating to audit functions and review and set internal policies and procedure regarding audits, accounting and other financial controls. The Board has determined that Mr. Alvino, Mr. Van Duyne, and Dr. Wider are independent under applicable SEC and Nasdaq rules and regulations. The Audit Committee acts pursuant to a written charter, which is available on our website at www.abeonatherapeutics.com under “Investors & Media-Corporate Governance-Governance Documents.”

The Compensation Committee is currently comprised of Mark. J. Alvino (Chairman), Stephen B. Howell, M.D. and Todd Wider, M.D. All committee members are non-employee directors under applicable SEC rules, and are “outside” directors under Internal Revenue Code Section 162(m). All committee members also are independent under applicable Nasdaq rules and regulations. The Compensation Committee acts pursuant to a written charter, which is available on our website at www.abeonatherapeutics.com under “Investors & Media-Corporate Governance-Governance Documents.”

The Nominating and Corporate Governance Committee is currently comprised of Stefano Buono (Chairman), Richard Van Duyne, and Stephen B. Howell, M.D. All committee members are independent under applicable SEC and Nasdaq rules and regulations. The Nominating and Corporate Governance Committee is responsible for, among other things, considering potential Board members, making recommendations to the full Board as to nominees for election to the Board, assessing the effectiveness of the Board and implementing our corporate governance guidelines. The Nominating and Corporate Governance Committee acts pursuant to a written charter, which is available on our website at www.abeonatherapeutics.com under “Investors & Media-Corporate Governance-Governance Documents.”

Meetings Attendance

The Board held 15 meetings during the 2019 fiscal year. Each director attended 75 percent or more of the Board meetings and meetings of committees of which he was a member that were held during the period of his service as a director.

The Audit Committee held four meetings during the 2019 fiscal year and all members were present. The Compensation Committee held two meetings during the 2019 fiscal year and all members were present. The Nominating and Corporate Governance Committee held two meetings during the 2019 fiscal year and all members were present. Two of the directors then currently serving as director attended the 2019 annual meeting of stockholders. Although we currently do not require directors to attend annual stockholder meetings, we do encourage directors to do so and welcome their attendance.

Director and Executive Compensation Governance Principles

The Company has adopted certain governance principles related to director and executive compensation as follows:

•	Annual equity awards made to non-employee directors shall be granted on a different date than annual equity awards to executive officers. Final deliberations or voting on the compensation of non-employee directors (including any changes to the annual compensation package) shall be made at a different Board (or committee) meeting than any deliberations or voting on the compensation of executive officers (including any changes to the annual compensation package).
•	On an annual basis, the Compensation Committee selects and retains an independent consultant to compare the Company’s executive compensation levels, policies, practices and procedures to a set of peer companies selected by the Compensation Committee with input from the independent consultant. The independent consultant prepares and submits to the Compensation Committee a report summarizing this comparative study and its recommendations relating to executive compensation. The Company’s executive officers play no substantive role in the selection or dismissal of the independent consultant.
•	On an annual basis, qualified experts in the field present recent developments and best practices concerning executive compensation to the Compensation Committee.
•	On an annual basis, the proposed package for the non-employee director compensation must be recommended by the Compensation Committee to the Board following the receipt of a report from an independent consultant analyzing the non-employee director compensation package of the Company’s peer companies.

Outside Compensation Consultant

In early 2019, the Compensation Committee engaged Radford Inc. (“Radford”) as an independent compensation consultant to provide certain services related to executive and non-employee director compensation. Radford assisted with the Compensation Committee’s review of the Company’s annual salary, bonus and equity compensation plans for executive officers and annual cash and equity compensation for non-employee directors. Radford does not provide any other services to the Company unless approved by the Compensation Committee, and no such services were provided in 2019. After considering the relevant factors, the Company determined that no conflicts of interest have been raised in connection with the services Radford performed for the Compensation Committee in 2019.

Compensation of Directors

Each director who is not also an Abeona employee receives an annual board fee and an annual committee fee for their service on each Board committee. These fees are paid quarterly. In addition, we reimburse each director, whether an employee or not, for the expense of attending Board and committee meetings. There were no additional fees paid for service as a chairman of a Board committee. During 2019, the annual board fee was $40,000 and the committee was $7,500 per committee served. In addition, each non-employee director was granted options to purchase 19,827 shares of our common stock during 2019.

Director Compensation Table – 2019

The table below represents the compensation paid to our outside directors during the year ended December 31, 2019:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)		Total ($)
Mark J. Alvino	$55,000	$115,195	(2)	$170,195
Stefano Buono	47,500	115,195	(3)	162,695
Stephen B. Howell, M.D.	55,000	115,195	(4)	170,195
Richard Van Duyne	55,000	115,195	(5)	170,195
Todd Wider, M.D.	55,000	115,195	(6)	170,195
(1)	The value listed represents the fair value of options granted on May 21, 2019 to purchase 19,827 shares of our common stock to each of our directors. Fair value is calculated under ASC 718 as of the grant date using the Black-Scholes (“Black-Scholes”) option-pricing model. The determination of the fair value of share-based payment awards made on the date of grant is affected by our stock price as well as assumptions regarding a number of complex and subjective variables. Our assumptions in determining fair value are described in note 9 to our audited financial statements for the year ended December 31, 2019, included in our Annual Report on Form 10-K.
(2)	Mr. Alvino had options to purchase 236,827 shares of our Common Stock at December 31, 2019.
(3)	Mr. Buono had options to purchase 49,827 shares of our Common Stock at December 31, 2019.
(4)	Dr. Howell had options to purchase 238,827 shares of our Common Stock at December 31, 2019.
(5)	Mr. Van Duyne had options to purchase 49,827 shares of our Common Stock at December 31, 2019.
(6)	Dr. Wider had options to purchase 299,827 shares of our Common Stock at December 31, 2019.

Certain Relationships and Related Transactions

On occasion we may engage in certain related party transactions. Pursuant to our Audit Committee charter, our policy is that all related party transactions are reviewed and approved by the Audit Committee. There were no related party transactions in 2019.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2019, information about shares of common stock outstanding and available for issuance under our existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
2015 Equity Incentive Plan	5,795,395	$7.96	911,456
2005 Equity Incentive Plan(1)	260,000	12.94	—
Equity compensation plans not approved by security holders	—	—	—
Total	6,055,395	$8.17	911,456
(1)	No further grants may be made under the 2005 Equity Incentive Plan.

Security Ownership of Certain Beneficial Owners and Management

Based solely upon information made available to us, the following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of March 27, 2020 by (i) each person who is known by us to beneficially own more than five percent of any class of our Common Stock; (ii) each of our directors and nominees; (iii) each of our named executive officers; and (iv) all of our executive officers and directors as a group. The address of each holder listed below, except as otherwise indicated, is 1330 Avenue of the Americas, 33rd Floor, New York, NY 10019.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership Common Stock(1)	Percent of Common Stock(2)
Steven H. Rouhandeh(3)	14,500,502	17.2%
Mark J. Alvino(4)	311,827	*
Stefano Buono (5)	319,827	*
Stephen B. Howell, M.D.(6)	318,311	*
João Siffert, M.D.(7)	152,710	*
Richard Van Duyne(8)	55,827	*
Todd Wider, M.D.(9)	474,827	*
Christine Silverstein(10)	207,322	*
Edward Carr(11)	29,393	*
SCO Capital Partners LLC and Beach Capital LLC(12)	13,444,659	16.1%
Great Point Partners, LLC(13)	8,459,960	9.9%
Wellington Management Group LLP(14)	6,709,161	8.0%
CVI Investments, Inc.(15)	5,227,371	6.3%
Adage Capital Partners, L.P.(16)	5,000,000	6.0%
All Directors and Executive Officers as a group (consisting of 9 persons)	16,370,546	19.1%
*	Less than 1%
(1)	Includes outstanding shares of Common Stock held plus all shares of Common Stock issuable upon exercise of options, warrants and other rights exercisable within 60 days after March 27, 2020.
(2)	Based upon 83,622,135 shares of Common Stock issued and outstanding as of March 27, 2020.
(3)	Beneficial ownership for Mr. Rouhandeh includes (i) 375,000 shares held directly by Mr. Rouhandeh, (ii) presently exercisable options for the purchase of 600,843 shares pursuant to the 2015 Equity Incentive Plan, (iii) presently exercisable options for the purchase of 80,000 shares pursuant to the 2005 Equity Incentive Plan, (iv) 229 shares held by the Sophie C. Rouhandeh Trust, 229 shares held by the Chloe H. Rouhandeh Trust, and 714 shares held by the SHR Family Trust (collectively, the “Trusts”), and (v) 12,079,292 shares and 1,364,196 shares held by each of SCO Capital Partners LLC and Beach Capital LLC, respectively. Mr. Rouhandeh serves as trustee of each of the Trusts. He is also the Chief Investment Officer and managing member of SCO Capital Partners LLC and managing member of Beach Capital LLC. His address is c/o SCO Capital Partners LLC, 1330 Avenue of the Americas, 33rd Floor, New York, NY 10019.
(4)	Mr. Alvino is known to beneficially own an aggregate of 75,000 shares of our Common Stock and presently exercisable options for the purchase of 224,827 shares of our Common Stock pursuant to the 2015 Equity Incentive Plan and 12,000 shares of our Common Stock pursuant to the 2005 Equity Incentive Plan.
(5)	Mr. Buono is known to beneficially own an aggregate of 270,000 shares of our Common Stock and presently exercisable options for the purchase of 49,827 shares of our Common Stock pursuant to the 2015 Equity Incentive Plan.
(6)	Dr. Howell is known to beneficially own an aggregate of 79,484 shares of our Common Stock and presently exercisable options for the purchase of 224,827 shares of our Common Stock pursuant to the 2015 Equity Incentive Plan and 14,000 shares of our Common Stock pursuant to the 2005 Equity Incentive Plan.
(7)	Dr. Siffert is known to beneficially own presently exercisable options for the purchase of 152,710 shares of our Common Stock pursuant to the 2015 Equity Incentive Plan.
(8)	Mr. Van Duyne is known to beneficially own an aggregate of 6,000 shares of our Common Stock and presently exercisable options for the purchase of 49,827 shares of our Common Stock pursuant to the 2015 Equity Incentive Plan.
(9)	Dr. Wider is known to beneficially own an aggregate of 175,000 shares of our Common Stock and presently exercisable options for the purchase of 299,827 shares of our Common Stock pursuant to the 2015 Equity Incentive Plan.
(10)	Ms. Silverstein is known to beneficially own presently exercisable options for the purchase of 207,322 shares of our Common Stock pursuant to the 2015 Equity Incentive Plan.
(11)	Mr. Carr is known to beneficially own an aggregate of 13,554 shares of our Common Stock and presently exercisable options for the purchase of 15,839 shares of our Common Stock pursuant to the 2015 Equity Incentive Plan.

(12)	SCO Capital Partners LLC and Beach Capital LLC’s address is 1330 Avenue of the Americas, 33rd Floor, New York, NY 10019. Mr. Rouhandeh is the Chief Investment Officer of SCO Capital Partners LLC. SCO Capital Partners LLC and Beach Capital LLC are known to beneficially own an aggregate of 13,444,659 shares of our Common Stock. Mr. Rouhandeh disclaims his beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(13)	Based on information set forth in a Schedule 13D filed with the SEC on December 30, 2019 by Great Point Partners and related entities. Grant Point Partners’ address is 165 Mason Street, 3rd Floor, Greenwich, CT 06830.
(14)	Based on information set forth in a Schedule 13G/A filed with the SEC on January 28, 2020 by Wellington Management Group LLP and related entities. Wellington Management Group LLP’s address is 280 Congress Street, Boston, MA 02210.
(15)	Based on information set forth in a Schedule 13G/a filed with the SEC on February 10, 2020 by CVI Investments, Inc. CVI Investments, Inc.’s address is PO Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands.
(16)	Based on information set forth in a Schedule 13G/A filed with the SEC on February 12, 2020 by Adage Capital Partners, L.P. and related entities. Adage Capital Partners L.P.’s address is 200 Clarendon Street, 52nd Floor, Boston, MA 02116.

To our knowledge, except as noted above, no person or entity is the beneficial owner of more than 5% of the voting power of the Company’s Common Stock.

Executive Compensation

The following table sets forth the aggregate compensation paid to: (i) our principal executive officer during fiscal year 2019 and (ii) our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at the end of fiscal year 2019.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)		All Other Compensation ($)		Total ($)
Steven H. Rouhandeh(2) Executive Chairman	2019	$571,650	$214,369(3)	$682,800	(4)	$11,200	(5)	$1,480,019
	2018	$515,000	$244,625(6)	$—		$14,925	(5)	$774,550
João Siffert, M.D. Chief Executive Officer, Head of Research & Development and Chief Medical Officer	2019	$550,000	$206,250(3)	$1,463,611	(7)	$106,200	(8)	$2,326,061
	2018	$104,295	$45,818(6)	$1,313,990	(9)	$95,000	(10)	$1,559,103
Christine Silverstein(11) Chief Financial Officer	2019	$350,000	$84,000(3)	$566,225	(12)	$—		$1,000,225
(1)	The value listed represents the fair value of the options granted under ASC 718 during 2019 and 2018. Fair value is calculated as of the grant date using the Black-Scholes option-pricing model. The determination of the fair value of share-based payment awards made on the date of grant is affected by our stock price as well as assumptions regarding a number of complex and subjective variables. Our assumptions in determining fair value are described in note 9 to our audited financial statements for the year ended December 31, 2019, included in our Annual Report on Form 10-K. The material terms of the options held are described in the Outstanding Equity Awards at Fiscal Year-End table and corresponding footnote.
(2)	As discussed above, Mr. Rouhandeh has resigned from his position of Executive Chairman effective the earlier of June 30, 2020 or the date the Board appoints a new Executive Chairman.
(3)	Represents bonuses accrued for performance in 2019 and paid in February 2020.
(4)	Represents the fair value of options granted to Mr. Rouhandeh on April 9, 2019 to purchase 120,000 shares of our Common Stock.
(5)	Represents employer matching contributions to the Company’s 401(k) Defined Contribution Plan.
(6)	Represents bonuses accrued for performance in 2018 and paid in March 2019.
(7)	Represents the fair value of options granted to Dr. Siffert on (i) April 9, 2019 to purchase 100,000 shares of our Common Stock, (ii) February 11, 2019 to purchase 110,000 shares of our Common Stock and (iii) January 31, 2019 to purchase 60,000 shares of our Common Stock.
(8)	Represents the second half of the $180,000 sign-on bonus paid to Dr. Siffert in connection with his employment agreement dated September 18, 2018 and $11,200 for employer matching contributions to the Company’s 401(k) Defined Contribution Plan.
(9)	Represents the fair value of options granted to Dr. Siffert on October 24, 2018 to purchase 180,000 shares of our Common Stock in accordance with his employment agreement dated September 18, 2018.
(10)	Represents the first half of the $180,000 sign-on bonus paid to Dr. Siffert in connection with his employment agreement dated September 18, 2018.
(11)	As discussed above, Ms. Silverstein has resigned from her position of Chief Financial Officer effective March 31, 2020. Ms. Silverstein has agreed to support the Company and will do so as an advisor during a transitional period between March 31, 2020 and June 30, 2020. On March 11, 2020, the Board elected Ms. Silverstein to serve as Class 1 director of the Company until the Annual Meeting and until her successor is duly elected and qualified.
(12)	Represents the fair value of options granted to Ms. Silverstein on (i) April 9, 2019 to purchase 80,000 shares of our Common Stock and (ii) January 7, 2019 to purchase 20,000 shares of our Common Stock.

Outstanding Equity Awards at Fiscal Year—End

The following table summarizes the aggregate number of option awards held by our named executive officers (“NEOs”) at December 31, 2019.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Steven H. Rouhandeh	4/9/2019	—	120,000	(1)	$7.24	4/9/2029	—	$—
	12/14/2017	60,000	60,000	(1)	$16.00	12/14/2027	—	$—
	12/13/2016	150,008	49,992	(1)	$4.45	12/13/2026	—	$—
	2/11/2016	191,678	8,322	(1)	$2.31	2/11/2026	—	$—
	5/11/2015	125,000	—		$7.34	5/11/2025	—	$—
	3/7/2014	80,000	—		$18.50	3/7/2024	—	$—
João Siffert, M.D.	4/9/2019	—	100,000	(2)	$7.24	4/9/2029	—	$—
	2/11/2019	—	110,000	(2)	$6.70	2/11/2029	—	$—
	1/31/2019	—	60,000	(2)	$6.59	1/31/2029	—	$—
	10/24/2018	52,500	127,500	(2)	$9.23	10/24/2028	—	$—
Christine Silverstein	4/9/2019	—	80,000	(3)	$7.24	4/9/2029	—	$—
	1/7/2019	—	20,000	(3)	$7.02	1/7/2029	—	$—
	12/14/2017	17,510	17,490	(3)	$16.00	12/14/2027	—	$—
	12/13/2016	56,262	18,738	(3)	$4.45	12/13/2026	—	$—
	5/2/2016	80,755	12,995	(3)	$2.69	5/2/2026	—	$—
(1)	Mr. Rouhandeh’s options to purchase shares of Common Stock will vest in the following periods: 120,000 options at $7.24 per share will be fully vested in April 2023; 120,000 options at $16.00 per share will be fully vested in December 2021; 200,000 options at $4.45 per share will be fully vested in December 2020; and 200,000 options at $2.31 per share became fully vested in February 2020.
(2)	Dr. Siffert’s options to purchase shares of Common Stock will vest the following periods: 100,000 options at $7.24 per share will be fully vested in April 2023; 110,000 options at $6.70 per share will be fully vested in February 2023; 60,000 options at $6.59 per share will be fully vested in January 2023; and 180,000 options at $9.23 per share will be fully vested in October 2022.
(3)	Ms. Silverstein’s options to purchase shares of Common Stock will vest in the following periods: 80,000 options at $7.24 per share will be fully vested in April 2023; 20,000 options at $7.02 per share will be fully vested in January 2023; 35,000 options at $16.00 per share will be fully vested in December 2021; 75,000 options at $4.45 per share will be fully vested in December 2020; and 95,000 options at $2.69 per share became fully vested in May 2020.

Compensation Pursuant to Agreements and Plans

Employment Agreements

Executive Chairman

Steven H. Rouhandeh, our Chairman of the Board and Executive Chairman, was named by the Board as Executive Chairman effective January 1, 2015. In connection with the Company’s underwritten public offering consummated in December 2019 and pursuant to a letter agreement dated as of December 20, 2019, the Company granted to affiliates of Great Point Partners the right to nominate two members to our Board, including a new Executive Chairman. As a result, Mr. Rouhandeh agreed to step down as Executive Chairman but will continue to serve his term as a member of the Board. Mr. Rouhandeh’s resignation as Executive Chairman is effective the earlier of June 30, 2020 or the date the Board appoints a new Executive Chairman. Mr. Rouhandeh did not have an employment agreement with the Company. Mr. Rouhandeh was entitled to a base salary of $386,000 from January 1, 2017 to April 1, 2018. From April 1, 2018 to December 31, 2018, he was entitled to an annual base salary of $555,000. Effective January 1, 2019, he was entitled to an annual base salary of $571,650. Mr. Rouhandeh is entitled to receive a target annual bonus opportunity equal to 50% of his base salary. The amount of the annual bonus actually paid was dependent on the extent to which the performance goals were achieved or exceeded as determined by the Company’s Board of Directors. Mr. Rouhandeh was entitled to similar employee benefits as our other executive officers.

Effective January 1, 2020, Mr. Rouhandeh’s annual base salary is $588,800. On March 16, 2020, Mr. Rouhandeh was awarded stock options to purchase 153,244 shares of the Company’s common stock pursuant to the Company’s 2015 Equity Incentive Plan. Contingent upon stockholder approval of an amendment to the 2015 Equity Incentive Plan at the Annual Meeting to increase the number of shares available under the 2015 Equity Incentive Plan, Mr. Rouhandeh will also be entitled to an additional grant of 86,756 stock options and a grant of 120,000 shares of restricted stock as soon as practicable after the Annual Meeting.

In connection with his resignation, on January 2, 2020, Mr. Rouhandeh entered into a letter agreement with the Company confirming his effective date of separation as an executive officer of the Company as March 31, 2020 and, subject to the execution of and compliance with a release of claims in favor of the Company and compliance with the customary postseparation non-competition, non-solicitation and non-disparagement covenants contained therein, he will be entitled to receive certain salary continuation and other severance benefits. Under the terms of the letter agreement, Mr. Rouhandeh has received salary and bonus amounts owed to him through his separation date, a pro-rated portion of his salary and target bonus for 2020, a severance payment equal to one year’s salary plus bonus paid over a one-year period after his separation date, health care reimbursement for a period of two years and accelerated vesting of options for a period of two years after he is no longer associated with the Company.

Chief Executive Officer

Dr. Siffert had entered into an employment agreement with the Company when he joined as Head of Research and Development and Chief Medical Officer in October 2018. In connection with his appointment as Interim Chief Executive Officer, Dr. Siffert and the Company entered into an agreement providing that he would receive an increased annualized salary of $550,000 in respect of a six-month period during which he was expected to serve in that position, commencing November 26, 2018. Effective February 11, 2019, the Board appointed Dr. Siffert to serve as Chief Executive Officer and a director of the Company. In his new role as Chief Executive Officer, Dr. Siffert continued to receive an annual base salary of $550,000 in fiscal year 2019 and is eligible for an annual discretionary bonus with a target of 50% of his annual base salary. In addition to the stock options to purchase 240,000 shares of the Company’s common stock that Dr. Siffert received pursuant to his prior appointment as Head of Research and Development and Chief Medical Officer, Dr. Siffert was granted stock options to purchase 110,000 shares of the Company’s common stock pursuant to the Company’s 2015 Equity Incentive Plan, with 25% vesting on February 11, 2020 and the remaining 75% vesting in 36 equal monthly installments thereafter. Dr. Siffert is eligible to participate in all employee benefit plans that the Company may establish for similarly situated employees, if and to the extent he is eligible pursuant to the terms of such plans and Company policies, which may be modified by the Company at its discretion. Dr. Siffert does not receive any additional compensation for his role as a Director of the Company.

Effective January 1, 2020, Dr. Siffert’s annual base salary is $566,500. On March 16, 2020, Dr. Siffert was awarded stock options to purchase 127,704 shares of the Company’s common stock pursuant to the Company’s 2015 Equity Incentive Plan. Contingent upon stockholder approval of an amendment to the 2015 Equity Incentive Plan at the Annual Meeting to increase the number of shares available under the 2015 Equity Incentive Plan, Dr. Siffert will also be entitled to an additional grant of 72,296 stock options and a grant of 100,000 shares of restricted stock as soon as practicable after the Annual Meeting.

Dr. Siffert and the Company may each terminate Dr. Siffert’s employment for any reason upon written notice to the other party. If Dr. Siffert’s employment is terminated by the Company other than for Cause, or by Dr. Siffert for Good Reason (as each term is defined in his employment agreement), Dr. Siffert will be entitled to (i) a payment equal to the sum of his base salary plus his target annual bonus opportunity; (ii) payment equal to the cost of the premium for his health coverage under the Company’s health plan for him and his dependents for the 12-month period following his termination date; (iii) a pro-rata annual bonus that would otherwise have been awarded to him, based upon the achievement of applicable performance goals for the year in which the termination occurs; and (iv) accelerated vesting of his unvested options to purchase common stock as if he had continued his employment with the Company for 12 months following the termination date. The Company’s obligations in the preceding sentence are conditioned upon, among other things, Dr. Siffert’s execution and nonrevocation of a release of claims in favor of the Company and its affiliates.

On September 12, 2019, the Company and Dr. Siffert entered into an amendment to his offer letter agreement pursuant to which the Company and Dr. Siffert agreed to amend certain provisions of Dr. Siffert’s offer letter agreement. The amendment provides that, if Dr. Siffert remains continuously employed through the date of a Change in Control (as that term is defined in the original offer letter agreement), all outstanding unvested stock options and stock appreciation rights—as opposed to only those stock options granted in connection with his appointment as CEO—will become fully vested and exercisable immediately prior to the date of the Change in Control.

Chief Financial Officer

The Board appointed Christine Silverstein as Chief Financial Officer effective January 7, 2019. On March 10, 2020, Ms. Silverstein notified the Company of her resignation as Chief Financial Officer effective on March 31, 2020. Ms. Silverstein has agreed to support the Company and will do so as an advisor during a transitional period between March 31, 2020 and June 30, 2020 (the “Transition Period”). Pursuant to a letter agreement dated March 13, 2020 (the “Agreement”), Ms. Silverstein has agreed to reasonably assist with transition duties as may be reasonably requested by the Company for the Transition Period. In accordance with the Agreement, Ms. Silverstein will continue to receive her annual base salary during the Transition Period, a prorated portion of her target bonus for 2020, and a lump-sum payment equal to COBRA premiums that Ms. Silverstein would pay if she elected continued health coverage under the Company’s health plan. In consideration of her services with the Company through the Transition Period and her eligibility to receive payment for the transition duties, Ms. Silverstein has agreed to waive all claims available under federal, state or local law against the Company and the directors, officers, employees, employee benefit plans and agents of the Company arising out of employment with the Company.

On March 11, 2020, the Board elected Ms. Silverstein to serve as Class 1 director of the Company until the Annual Meeting and until her successor is duly elected and qualified. Ms. Silverstein will receive non-employee director compensation under the standard arrangements and agreements described herein, including cash compensation and equity awards. There are no arrangements or understandings between Ms. Silverstein and any other person pursuant to which Ms. Silverstein was selected as a director.

Ms. Silverstein’s offer letter agreement dated January 8, 2019 provided for an annual base salary of $350,000 and a target annual bonus opportunity equal to 30% of her base salary. The amount of the annual bonus actually paid will depend on the extent to which the performance goals are achieved or exceeded as determined by the Board. On January 7, 2019, Ms. Silverstein received stock options to purchase 20,000 shares of our Common Stock. Ms. Silverstein is eligible to participate in all employee benefit plans that the Company may establish for similarly situated employees, if and to the extent she is eligible pursuant to the terms of such plans and Company policies, which may be modified by the Company at its discretion.

Effective January 1, 2020, Ms. Silverstein’s annual base salary is $400,000 and a target annual bonus opportunity equal to 40% of her base salary. On March 16, 2020, Ms. Silverstein was awarded stock options to purchase 102,163 shares of the Company’s common stock pursuant to the Company’s 2015 Equity Incentive Plan. Contingent upon stockholder approval of an amendment to the 2015 Equity Incentive Plan at the Annual Meeting to increase the number of shares available under the 2015 Equity Incentive Plan, Ms. Silverstein will also be entitled to an additional grant of 57,837 stock options and a grant of 80,000 shares of restricted stock as soon as practicable after the Annual Meeting.

On September 12, 2019, the Company and Ms. Silverstein entered into an amendment to her offer letter agreement pursuant to which the Company and Ms. Silverstein agreed to amend certain provisions of Ms. Silverstein’s offer letter agreement. The amendment provides that, if Ms. Silverstein remains continuously employed through the date of a Change in Control (as that term is defined in the original offer letter agreement), all outstanding unvested stock options and stock appreciation rights—as opposed to only those stock options granted in connection with her appointment as CFO—will become fully vested and exercisable immediately prior to the date of the Change in Control.

Retirement Benefits

The Company’s executives are provided usual and customary retirement benefits available to all employees, including the NEOs. These include thrift savings (401(k)), life insurance, accidental death and dismemberment insurance, medical/dental insurance, vision insurance, long-term disability insurance, and a Company-sponsored pension plan. We provide matching contributions under our 401(k) to all employees, including the NEOs.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our Common Stock to file with the SEC initial reports of ownership of securities and reports of changes in ownership of such securities. Directors, officers and 10% holders are required by SEC rules to furnish us with copies of all of the Section 16(a) reports they file.

During the 2019 fiscal year, the following Section 16(a) reports were not filed timely: (1) Dr. Siffert failed to timely report two transactions on Form 4 and (2) Ms. Silverstein failed to timely file a Form 3 in connection with her appointment as Chief Financial Officer and to timely report one transaction on Form 4.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serve as a member of the Board or Compensation Committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee. None of the current members of our Compensation Committee has ever been an employee of Abeona or any subsidiary of Abeona.

COMPENSATION COMMITTEE DISCUSSION ON EXECUTIVE COMPENSATION

The Compensation Committee operates under a written charter adopted by the Board and is responsible for making all compensation decisions for the Company’s directors and named executives including determining base salary and annual incentive compensation amounts and recommending stock option grants and other stock-based compensation under our equity incentive plans. The Compensation Committee charter can be found on our website at www.abeonatherapeutics.com under “Investor & Media-Corporate Governance-Governance Documents.”

PROPOSAL 1

ELECTION OF DIRECTORS

Our Certificate of Incorporation and Bylaws presently provide that our Board shall consist of between three to 15 members, shall be divided into three classes as nearly equal in number as possible, and that each director shall serve for a term of three years and until his/her successor is elected and qualified or until his/her earlier resignation, death or removal. By resolution, the Board has set the number of its directors at eight directors. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting of stockholders for a three-year term. The Board presently consists of eight members.

Mr. Van Duyne, Ms. Silverstein and Dr. Wider are Class 1 directors with their terms set to expire at the Annual Meeting.

Mr. Rouhandeh and Dr. Howell are Class 2 directors with their terms set to expire at the annual meeting of stockholders in 2021.

Mr. Alvino, Mr. Buono and Dr. Siffert are Class 3 directors with their terms set to expire at the annual meeting of stockholders in 2022.

Nominees for Term Expiring at the Annual Meeting (Class 1 Directors)

Ms. Silverstein and Dr. Wider are Class 1 directors standing for election to the Board for a three-year term expiring at the 2023 annual meeting. Ms. Silverstein and Dr. Wider have served as directors since 2020 and 2015, respectively. The terms of Ms. Silverstein and Dr. Wider expire at the Annual Meeting. If elected at the Annual Meeting, they will serve for a term of three years expiring on the date of the annual meeting of stockholders in 2023. Each of the director nominees exemplifies how our Board values professional experience in business and our pharmaceutical industry as well as strong moral character. It is this strong and unique background and sets of skills that our Board believes provide it, as a whole, with a strong foundation of technical expertise.

There is no family relationship among any of the directors or officers. The nominees have each consented to serve as a director and the Board has no reason to believe that either nominee will be unavailable for such service.

As previously disclosed, Mr. Van Duyne, a Class 1 director whose term is set to expire at the Annual Meeting, submitted his resignation from the Board subject to and effective upon his successor being duly elected. Accordingly, the Board determined not to nominate Mr. Van Duyne for reelection at the Annual Meeting.

Business and Experience of Nominees for Director

Christine Silverstein, 37, became a director in March 2020. Ms. Silverstein was our Chief Financial Officer from January 7, 2019 until March 31, 2020. Ms. Silverstein transitioned to Chief Financial Officer from Senior Vice President of Finance & Investor Relations, in January 2019 and brings 15 years of experience in capital markets strategy, financial services, investor relations and healthcare media communications to the Company. Prior to joining Abeona, she served as Head of Investor Relations at Relmada Therapeutics, Inc., a clinical stage, publicly-traded specialty pharmaceutical company. Before that, Ms. Silverstein was a Managing Director at SCO Financial Group, a New York-based corporate advisory firm, where she focused efforts on helping clients build robust investor relations infrastructures and providing strategic financial counsel. Earlier in her career, she held senior positions at two boutique New York investor and public relations agencies, The Investor Relations Group (IRG) and Corporate Profile LLC. Ms. Silverstein’s core focus during her agency tenure included consulting C-level management on capital markets strategies, media, fundraising initiatives, crisis management and regulatory issues. She began her career in the financial services as a registered investment advisor (RIA) at Royal Alliance Associates before moving to the investor and corporate relations industry. A member of the National Investor Relations Institute, Ms. Silverstein holds a B.S. from the Peter Tobin College of Business at St. John’s University. Ms. Silverstein’s qualifications to serve on our Board include her extensive financial experience in the pharmaceutical industry.

Todd Wider, M.D., 55, became a director in May 2015 and serves as a member of the Audit Committee and Compensation Committee. Dr. Wider is a surgeon and has served as consultant to numerous entities in the biotechnology space. Dr. Wider holds an M.D. from Columbia College of Physicians and a B.A. from Princeton University. Dr. Wider’s qualifications to serve our Board include his biotechnology expertise as well as his experience as a surgeon.

Nomination and Election of Directors

When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management or others. After conducting an initial evaluation of a candidate, the committee will interview that candidate if it believes the candidate might be suitable to serve as a director. The committee may also ask the candidate to meet with Company management. If the committee believes a candidate would be a valuable addition to the Board and there is either a vacancy on the Board or the committee believes it is in the best interests of the Company and our stockholders to increase the number of Board members to elect that candidate, it will recommend to the full Board that candidate’s election. Mr. Alvino was initially appointed to the Board as a result of contractual obligations of the Company.

Before nominating a sitting director for reelection at an annual stockholder meeting, the committee will consider the director’s performance on the Board and whether the director’s reelection would be in the best interests of the Company’s stockholders and consistent with the Company’s corporate governance guidelines and continued compliance with applicable law, rules and regulations.

The Board believes that it should be comprised of directors with diverse and complementary backgrounds, and that directors should have expertise that, at a minimum, may be useful to the Company and may contribute to the success of the Company’s business. Directors also should possess the highest personal and professional ethics and should be willing and able to devote an amount of time sufficient to effectively carry out their duties and contribute to the success of the Company’s business. When considering candidates for director, the committee takes into account a number of factors, including:

•	Independence from management;
•	Age, gender and ethnic background;
•	Relevant business experience;
•	Judgment, skill and integrity;
•	Existing commitments to other businesses;
•	Potential conflicts of interest;
•	Corporate governance background;
•	Financial and accounting background;
•	Executive compensation background;
•	Size and composition of the existing Board; and
•	Great Point Partners’ right to nominate two directors pursuant to the letter agreement dated December 20, 2019.

The Nominating and Corporate Governance Committee will consider additional candidates for director suggested by stockholders by considering the foregoing criteria and the additional information referred to below. There are no differences in the manner in which the committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or by the Nomination and Corporate Governance Committee. Stockholders wishing to suggest a candidate for director should write to the Company, c/o Investor Relations, 1330 Avenue of the Americas, 33rd Floor, New York, New York 10019. When submitting candidates for nomination to be elected at the Company’s annual meeting of stockholders, stockholders must follow the notice procedures, which are described under the heading “Submission of Nominations and Proposals for the 2021 Annual Meeting” and include the following:

•	The name and address of the stockholder and a statement that he, she or it is a stockholder of the Company and is proposing a candidate for consideration by the committee;
•	The number of shares of Company capital stock owned by the stockholder as of the record date for the applicable annual stockholder meeting (if such date has been announced) and as of the date of the notice, and length of time such stockholder has held such shares;
•	The name, age and address of the candidate;
•	A description of the candidate’s business and educational experience;

•	The class and number of shares of Company capital stock, if any, owned by the candidate, and length of time such candidate has held such shares;
•	Information regarding each of the foregoing criteria the Board generally considers, other than the factor regarding Board size and composition, sufficient to enable the committee to evaluate the candidate;
•	A description of any relationship between the candidate and any customer, supplier or competitor of the Company or any actual or potential conflict of interest;
•	A description of any relationship or understanding between the stockholder and the candidate;
•	A statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected;
•	A statement as to whether the director is independent under applicable SEC and Nasdaq rules; and
•	Such other information regarding each nominee that would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC.

For Proposal 1, directors will be elected by a plurality of shares present through virtual attendance or represented by proxy at the Annual Meeting, which means that the two individuals receiving the highest number of “FOR” votes will be elected director. For Proposal 1, stockholders may vote “FOR ALL NOMINEES,” “WITHHOLD AUTHORITY FOR ALL NOMINEES,” or “FOR ALL EXCEPT.” Stockholders also may cumulate their votes for one or more of the director nominees by writing the manner in which such votes shall be cumulated in the proxy card. Withhold votes will have no effect on the voting results of Proposal 1. Broker non-votes, if any, will be disregarded and will have no effect on the outcome of the vote for Proposal 1.

The Board recommends that the stockholders vote “FOR ALL NOMINEES” for Class 1 Director.

Information with Respect to Other Directors

Directors Whose Terms Expire at the Annual Meeting in 2021 (Class 2 Directors)

Steven H. Rouhandeh, 63, became our Executive Chairman (principal executive officer), on January 1, 2015. Mr. Rouhandeh has been a director and Chairman of the Board since March 4, 2008. In December 2019, Mr. Rouhandeh agreed to step down as Executive Chairman and resigned from that position effective the earlier of June 30, 2020 or the date the Board appoints a new Executive Chairman. Mr. Rouhandeh remains a director of the Company. He has been Chief Investment Officer of SCO Capital Partners, a group of New York based life sciences funds since 1997. Mr. Rouhandeh possesses a diverse background in financial services that includes experience in asset management, corporate finance, investment banking and law. He has been active throughout recent years as an executive in venture capital and as a founder of several companies in the biotech field. His experience also includes positions as Managing Director of a private equity group at Metzler Bank, a private European investment firm and Vice President, Investment Banking at Deutsche Bank. Mr. Rouhandeh was also a corporate attorney at New York City-based Cravath, Swaine & Moore. Mr. Rouhandeh holds a J.D. from Harvard Law School, Harvard University and a B.A. Political Science from Southern Illinois University. Mr. Rouhandeh’s qualifications to serve on our Board include his institutional knowledge of our Company and his extensive domestic and international financial experience in the healthcare industry.

Stephen B. Howell, M.D., 75, has served as a Director since 1996. He is a member of the Compensation Committee and the Nominating and Corporate Governance Committee of the Board. Dr. Howell is a medical oncologist and Distinguished Professor of Medicine at the Moores Cancer Center at the University of California, San Diego, where he has directed laboratory and clinical research and training programs since 1977. Dr. Howell is a recipient of the Milken Foundation prize and was elected as a Fellow of the American Association for the Advancement of Science based on his contributions to the field of cancer therapy. He has served on the National Research Council of the American Cancer Society and on the editorial boards of multiple medical journals. Dr. Howell founded DepoTech, Inc. and served as a member of its board of directors from 1989 to 1999. Dr. Howell served on the board of directors of Matrix Pharmaceuticals from 2000 to 2002. He serves on the Scientific Advisory Board of Aptose Biosciences and has had extensive consulting experience. Dr. Howell received his A.B. at the University of Chicago, his M.D. from Harvard Medical School, and subsequent training at the Massachusetts General Hospital, the NIH and the Dana Farber Cancer Institute. Dr. Howell’s qualifications to serve on our Board include his technical expertise and strong commitment to promoting and advancing innovation in the healthcare industry as well as his experience as a medical doctor in oncology, his experience as director of several biotech companies and his executive skills and experience as a founder of a biotech company.

Directors Whose Terms Expire at the Annual Meeting in 2022 (Class 3 Directors)

Mark J. Alvino, 52, became a director in March 2006 initially as a designee of SCO Capital Partners LLC and serves as Chair of the Audit Committee and the Compensation Committee. He is no longer a designee of SCO Capital Partners LLC since 2013. Mr. Alvino is currently President of Hudson Square Capital LLC, since October 2014. From 2013 to October 2014, Mr. Alvino was leading the LifeSciences efforts of Bradley Woods & Co. Ltd. Mr. Alvino was Managing Director for Griffin Securities from 2007 to 2013. He previously worked at Feinstein Kean Healthcare, an Ogilvy Public Relations Worldwide Company, where he was Senior Vice President, responsible for managing both investor and corporate communications programs for many private and public companies and acted as senior counsel throughout the agency’s network of offices. Prior to working at FKH, Mr. Alvino served as Vice President of Investor Relations and managed the New York Office of Allen & Caron, Inc., an investor relations agency. His base of clients included medical devices, biotechnology, and e-healthcare companies. Mr. Alvino also spent several years working with Wall Street brokerages including Ladenburg, Thallman & Co. and Martin Simpson & Co. Mr. Alvino’s qualifications to serve on our Board include his leadership skills and his experience in the areas of financial management and business strategy in the biopharmaceutical field.

Stefano Buono, 53, became a director in May 2018 and serves as Chair of the Nominating and Corporate Governance Committee. Mr. Buono is an accomplished Italian physicist and alumnus of The European Organization for Nuclear Research. Until January 2018, Mr. Buono was the Chief Executive Officer and President of Advanced Accelerator Applications (AAA), an international radiopharmaceutical company he founded in 2002. During his tenure at AAA, the company expanded its presence to 13 countries, grew to 630 employees, established 21 manufacturing facilities, registered 8 diagnostic drugs and one therapeutic drug both in Europe and in the U.S., completed 13 acquisitions, and reached €150M in sales prior to the launch of its first therapeutic, Lutathera®, for the treatment of Neuroendocrine Tumors (NETs), an orphan disease. Among Mr. Buono’s many accomplishments were bringing AAA public in November 2015, on the Nasdaq. The company traded under the ticker symbol AAAP, until it was acquired by Novartis in January 2018. Mr. Buono currently provides advisory services to Novartis. Mr. Buono’s qualifications to serve on our Board include his executive skills and experiences with other pharmaceutical companies.

João Siffert, M.D., 56, joined Abeona as Head of Research and Development and Chief Medical Officer in October 2018, bringing 30 years of combined experience in the biopharmaceutical industry, clinical care and academia. In February 2019, he was appointed Chief Executive Officer after serving in the role on an interim basis from November 2018. In February 2019, he was also appointed to the Board of Directors. Dr. Siffert has successfully led multiple drug development programs from pre-clinical to regulatory approvals and commercial launches in the U.S. and Europe and has held several scientific leadership positions in biotech and pharma, including programs in gene therapy. In 2017, Dr. Siffert was appointed to the Board of Directors of gene therapy developer AveXis Inc., which was subsequently acquired by Novartis. Dr. Siffert began his career in industry at Pfizer, where he held medical roles of increasing responsibility from 2002 to 2005. He served as Chief Medical Officer of Avera Pharmaceuticals from 2005 to 2007, before holding the same position at Ceregene from 2007 to 2011, where he was responsible for clinical development of adeno-associated viral (AAV2)-based gene therapies for Parkinson’s and Alzheimer’s diseases. Dr. Siffert also led the R&D, medical, regulatory, compliance, manufacturing and quality organizations at Avanir Pharmaceuticals from 2011 to 2016. Most recently, he was the Chief Scientific and Medical Officer for Nestle Health Science, where he led translational research, clinical development and operations, regulatory, medical affairs, and health economics from 2016 until October 2018. Before joining the industry, Dr. Siffert spent seven years in academic practice as a neuro-oncologist. Dr. Siffert earned his M.D. from the University of São Paulo, Brazil, as well as an M.B.A. from Columbia University. He completed medical residencies in pediatrics at New York University (NYU) School of Medicine and in neurology at Harvard Medical School, followed by a fellowship in neuro-oncology at NYU. The American Board of Neurology and Psychiatry certified Dr. Siffert in 1996. Dr. Siffert’s qualifications to serve on our Board include his experience as a medical doctor and as a researcher, his experience as director of several biotech companies and his executive skills and experiences in development and operations with other biopharmaceutical companies.

Executive Officers

Please refer to the section above, “Business and Experience of Nominees for Director” for information related to Ms. Silverstein and, to the section above, “Information with Respect to Other Directors” for information related to Mr. Rouhandeh and Dr. Siffert.

Edward Carr, 50, became our Chief Accounting Officer on January 7, 2019. Mr. Carr joined Abeona in 2018 as Vice President, Controller, bringing more than 25 years of corporate public accounting experience to the Company. Most recently, he served as Vice President and Assistant Controller at Coty Inc., a publicly-listed multinational company. Mr. Carr has significant experience managing various accounting, financial reporting, internal controls, tax and treasury matters. Prior to Coty, he served for more than 10 years as Chief Accounting Officer at Foster Wheeler AG. Mr. Carr, who is a Certified Public Accountant, began his career at Ernst & Young LLP. He holds a B.S. and Master of Professional Accountancy from West Virginia University.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE 2015 EQUITY INCENTIVE PLAN

On March 23, 2020, the Board adopted, subject to stockholder approval, an amendment (the “Plan Amendment”) to the Abeona Therapeutics Inc. 2015 Equity Incentive Plan (the “2015 Equity Incentive Plan”) to increase the number of shares of our Common Stock authorized for issuance thereunder from 10,000,000 to 18,000,000 shares. The 2015 Equity Incentive Plan as amended by the Plan Amendment is referred to below as the Amended 2015 Equity Incentive Plan.

Reasons for the Amendment to the 2015 Equity Incentive Plan

Equity incentive compensation programs play a pivotal role in the Company’s efforts to attract and retain key personnel essential to the Company’s long-term growth and financial success. We are asking our stockholders to approve the Plan Amendment to assist the Company in attracting and retaining qualified personnel. If our stockholders do not approve the Plan Amendment we will be limited in our ability to continue to issue awards in numbers sufficient to attract and motivate the highly skilled employees we need to recruit and retain, due to low share reserves remaining in our 2015 Equity Incentive Plan and the dilution to our share reserve and outstanding equity awards from the increase in our stock outstanding from recent financing activities, and our employees’ motivation and incentives will be negatively affected.

Offering a broad-based equity compensation program is vital to attracting and retaining highly skilled people in the highly competitive life sciences industry. We use equity awards to increase incentives on the part of employees, non-employee directors and consultants who provide significant services to the company. We believe that providing an equity stake in the future success of our business encourages our employees to be highly motivated to achieve our long-term business goals and to increase stockholder value. Their innovation and productivity are critical to our success. Accordingly, approving the Plan Amendment is in the best interest of our stockholders because equity awards help us to:

•	attract, motivate and retain talented employees and directors;
•	align employee and stockholder interests; and
•	link employee compensation with Company performance.

We strongly believe that approval of the Plan Amendment will enable us to achieve our goals in attracting and retaining our most valuable asset: our employees.

Without the appropriate share reserve to grant competitive equity-based incentives, we would be forced to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract, retain and motivate the employee talent critical to our future successes. These cash replacement alternatives could, among other things, reduce the cash available for investment in growth and development and cause a loss of motivation by employees to achieve superior performance over a longer period of time. Equity-based incentives, by contrast, directly align a portion of the compensation of our employees with the economic interests of our stockholders.

For that reason, the Company has structured the 2015 Equity Incentive Plan to provide flexibility in designing equity incentive programs with a broad array of equity incentives, such as stock options, stock appreciation rights, stock awards and restricted stock units and implement competitive incentive compensation programs for its employees and non-employee Board members. The 2015 Equity Incentive Plan will continue to be the only plan under which new equity awards may be granted to our employees and other service providers. If this Proposal 2 is not approved, then we would be at a disadvantage against our competitors for recruiting, retaining and motivating individuals critical to our success and could be forced to increase cash compensation, thereby reducing resources available to meet our business needs.

As of March 27, 2020, excluding the proposed share increase, 6,548,814 shares were subject to outstanding awards under the 2015 Equity Incentive Plan and 3,333,273 shares of Common Stock had been issued pursuant to awards under the 2015 Equity Incentive Plan. All awards outstanding under the 2015 Equity Incentive Plan on the date of the Plan Amendment shall continue to be governed solely by the terms of the documents evidencing such awards, and no provision of the Plan Amendment shall be deemed to affect or otherwise modify the rights or obligations of the holders of such transferred awards.

In connection with our stock-based compensation programs, we are committed to using equity incentive awards prudently and within reasonable limits. Accordingly, we closely monitor our equity award “burn rate” each year. Our annual burn rate is determined by dividing the number of shares of our Common Stock subject to equity-based awards we grant in a calendar year by the weighted average number of our fully-diluted shares of Common Stock outstanding for that calendar year. The average annual burn rate for the years 2019, 2018 and 2017 was 2.1%. We anticipate that the share reserve under the Amended 2015 Equity Incentive Plan, will enable us to fund our equity compensation program for approximately three years. While the Company believes this is a reasonable estimate of how long the share reserve would last, the actual period for which the proposed share reserve will fund our equity compensation program may be shorter or longer than three years, depending on changes in our granting practices, stock price and headcount growth.

Summary Description of the Amended 2015 Equity Incentive Plan

The following is a summary of the principal provisions of the Amended 2015 Equity Incentive Plan. This summary is qualified in its entirety by reference to the full text of the Amended 2015 Equity Incentive Plan.

We adopted the 2015 Equity Incentive Plan, which became effective in July 2015, as the successor to our 2005 Equity Incentive Plan (the “2005 Plan”). We initially reserved 5,000,000 shares of our Common Stock to be issued under our 2015 Equity Incentive Plan. This was subsequently increased to 8,000,000 shares of our Common Stock to be issued under our 2015 Equity Incentive Plan in November 2016 and then increased to 10,000,000 shares of our Common Stock to be issued under our 2015 Equity Incentive Plan in November 2017. As of March 27, 2020, we had 117,913 shares of Common Stock available for grant under the 2015 Equity Incentive Plan. As proposed, we plan to reserve an additional 8,000,000 shares under the Amended 2015 Equity Incentive Plan. In addition, the following shares are available for grant and issuance under our Amended 2015 Equity Incentive Plan:

•	shares subject to awards granted under our 2015 Equity Incentive Plan that are subsequently forfeited or repurchased by us at the original issue price;
•	shares surrendered, cancelled, or exchanged for cash or a different award (or combination thereof);
•	shares issued under our 2005 Plan that are forfeited or repurchased by us after the effective date of our 2015 Equity Incentive Plan; and
•	shares subject to awards under our 2005 Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award.

If shares of Common Stock are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award under the Amended 2015 Equity Incentive Plan, the share reserve shall be reduced by the gross number of shares issuable under such award or as to which such right is exercised. . Upon the exercise of any stock appreciation right under the Plan, the share reserve shall be reduced by the gross number of shares as to which such right is exercised.

Administration. The Compensation Committee has the authority to administer the Amended 2015 Equity Incentive Plan with respect to awards made to our executive officers and non-employee Board members and has the authority to make awards under the Amended 2015 Equity Incentive Plan to all other eligible individuals. However, our Board may at any time appoint a secondary committee of one or more Board members to have separate but concurrent authority with the Compensation Committee to make awards under the Amended 2015 Equity Incentive Plan to individuals other than executive officers and non-employee Board members.

The term “plan administrator,” as used in this summary, will mean our Compensation Committee, the Board and any secondary committee, to the extent each such entity is acting within the scope of its administrative authority under the Amended 2015 Equity Incentive Plan.

Eligibility. Officers and employees, non-employee members of our Board (or the board of our parent or subsidiary), as well as independent consultants and advisors, in our employ or service or in the employ or service of our parent or subsidiary companies (whether now existing or subsequently established) are eligible to participate in the Amended 2015 Equity Incentive Plan. As of March 27, 2020, approximately 88 current employees (including four current executive officers), and five current non-employee Board members and three current consultants participate in the 2015 Equity Incentive Plan. As of March 27, 2020, there are approximately 89 officers and employees, five non-employee members of our Board, and three independent consultants and advisors, in our employ or service or in the employ or service of our parent or subsidiary companies who would be eligible to participate in the Amended 2015 Equity Incentive Plan.

Shares Subject to the Plan. The shares issued or to be issued under the Amended 2015 Equity Incentive Plan are shares of Common Stock, which may be newly issued shares or shares held in the treasury or acquired in the open market. Currently, no more than 10,000,000 shares may be issued under the 2015 Equity Incentive Plan. Under the Amended 2015 Equity Incentive Plan, if approved, no more than 18,000,000 shares may be issued. In addition, the maximum aggregate number of shares of Common Stock that may be issued pursuant to incentive stock options granted under the Amended 2015 Equity Incentive Plan is 8,000,000. The foregoing limits are subject to adjustment for stock dividends, stock splits or other changes in the Company’s capitalization.

Individual Limitations; Adjustments. Each individual participating in the Amended 2015 Equity Incentive Plan is subject to the following limitations with respect to the awards made under the Amended 2015 Equity Incentive Plan: (i) the maximum aggregate number of shares of Common Stock with respect to which options and stock appreciation rights may be granted to any participant in any calendar year is 4,000,000; and (ii) the maximum aggregate number of shares of Common Stock with respect to which other stock-settled awards may be granted to any participant in any calendar year is 4,000,000. The foregoing limits, as well as the number and/or class of securities and the exercise price per share in effect for outstanding options and stock appreciation rights and the number and/or class of securities subject to each outstanding stock award, restricted stock unit, dividend equivalent right and any other award denominated in shares of our Common Stock and the cash consideration payable per share, are subject to adjustment for stock dividends, stock splits or other changes in the Company’s capitalization.

Types of Awards. The following types of awards may be granted under the Amended 2015 Equity Incentive Plan: options, stock appreciation rights, stock awards, restricted stock units and dividend equivalent rights. The principal features of each type of award are described below.

The plan administrator has complete discretion to determine which eligible individuals are to receive awards, the time or times when those awards are to be granted, the number of shares or amount of payment subject to each such award, the vesting and exercise schedule (if any) to be in effect for the award, the cash consideration (if any) payable per share subject to the award and the form of payment in which the award is to be settled, the maximum term for which the award is to remain outstanding, the status of any granted option as either an incentive stock option or a non-qualified stock option under the federal tax laws, and with respect to performance-based awards, the amount payable at one or more levels of attained performance, the payout schedule and the form of payment.

Stock Options. The Compensation Committee in its discretion may issue stock options which qualify as incentive stock options under the Internal Revenue Code or non-qualified stock options. Each granted option will have an exercise price per share determined by the plan administrator, but the exercise price will not be less than one hundred percent (100%) of the fair market value of the option shares on the grant date. No granted option will have a term in excess of ten (10) years. The shares subject to each option will generally vest in one or more installments over a specified period of service measured from the grant date or upon the achievement of pre-established performance objectives. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares. The shares acquired under such immediately exercisable options will be subject to repurchase by us, at the lower of the exercise price paid per share or the fair market value per share, if the optionee ceases service prior to vesting in those shares. Payment of the exercise price may be made in cash or in shares of our Common Stock, through a cashless exercise procedure pursuant to which the optionee effects a same-day exercise of the option and sale of the purchased shares through a broker in order to cover the exercise price for the purchased shares and the applicable withholding taxes and/or through a net exercise procedure pursuant to which the Company withholds a number of shares otherwise issuable upon exercise of the option having a value equal to the exercise price and applicable withholding taxes.

Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options to the extent exercisable for vested shares. The plan administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised, provide for continued vesting during the applicable post-service exercise period and/or accelerate the exercisability or vesting of options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding.

Stock Appreciation Rights. The Amended 2015 Equity Incentive Plan allows the issuance of two types of stock appreciation rights:

•	Tandem stock appreciation rights granted in conjunction with options which provide the holders with the right to surrender the related option grant for an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the vested shares of our Common Stock subject to the surrendered option over (ii) the aggregate exercise price payable for those shares.
•	Stand-alone stock appreciation rights which allow the holders to exercise those rights as to a specific number of shares of our Common Stock and receive in exchange an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the shares of Common Stock as to which those rights are exercised over (ii) the aggregate exercise price in effect for those shares. The exercise price per share may not be less than the fair market value per share of our Common Stock on the date the stand-alone stock appreciation right is granted, and the right may not have a term in excess of ten (10) years.

The appreciation distribution on any exercised stock appreciation right will be paid in (i) cash, (ii) shares of our Common Stock or (iii) a combination of cash and shares of our Common Stock. Upon cessation of service with us, the holder of a stock appreciation right will have a limited period of time in which to exercise that right to the extent exercisable at that time. The plan administrator has complete discretion to extend the period following the holder’s cessation of service during which his or her outstanding stock appreciation rights may be exercised, provide for continued vesting during the applicable post-service exercise period and/or accelerate the exercisability or vesting of stock appreciation rights in whole or in part. Such discretion may be exercised at any time while the stock appreciation rights remain outstanding.

Repricing. The plan administrator has the authority to implement any of the following repricing programs: (i) the cancellation of outstanding options or stock appreciation rights in return for new options or stock appreciation rights with a lower exercise price per share, (ii) the cancellation of outstanding options or stock appreciation rights with exercise prices per share in excess of the then current fair market value per share of our Common Stock for consideration payable in our equity securities or (iii) the direct reduction of the exercise price in effect for outstanding options or stock appreciation rights.

Stock Awards and Restricted Stock Units. Shares of our Common Stock may be issued under the Amended 2015 Equity Incentive Plan subject to performance or service vesting requirements established by the plan administrator or as a fully-vested bonus for past services without any cash outlay required of the recipient. Shares of our Common Stock may also be issued under the Amended 2015 Equity Incentive Plan pursuant to restricted stock units which entitle the recipients to receive those shares upon the attainment of designated performance goals or the completion of a prescribed service period or upon the expiration of a designated time period following the vesting of those units, including (without limitation), a deferred distribution date following the termination of the recipient’s service with us.

Should the participant cease to remain in service while holding one or more unvested shares or should the performance objectives not be attained with respect to one or more such unvested shares, then those shares will be immediately subject to cancellation. Outstanding restricted stock units will automatically terminate, and no shares of our Common Stock will actually be issued in satisfaction of those awards, if the performance goals or service requirements established for such awards are not attained. The plan administrator, however, will have the discretionary authority to issue shares of our Common Stock in satisfaction of one or more outstanding awards as to which the designated performance goals or service requirements are not attained.

Dividend Equivalent Rights. Dividend equivalent rights may be issued as stand-alone awards or in tandem with other awards made under the Amended 2015 Equity Incentive Plan. Each dividend equivalent right award will represent the right to receive the economic equivalent of each dividend or distribution, whether in cash, securities or other property (other than shares of our Common Stock) which is made per issued and outstanding share of Common Stock during the term the dividend equivalent right remains outstanding. Payment of the amounts attributable to such dividend equivalent rights may be made either concurrently with the actual dividend or distribution made per issued and outstanding share of our Common Stock or may be deferred to a later date. Payment may be made in cash or shares of our Common Stock.

Valuation. The fair market value per share of our Common Stock on any relevant date under the Amended 2015 Equity Incentive Plan is deemed to be equal to the closing selling price per share on that date. The closing price of our Common Stock on the Nasdaq on March 27, 2020 was $2.06 per share.

Stockholder Rights and Transferability. No optionee has any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. The holder of a stock appreciation right will not have any stockholder rights with respect to the shares subject to that right unless and until such person exercises the right and becomes the holder of record of any shares of our Common Stock distributed upon such exercise. Options are not assignable or transferable other than by will or the laws of inheritance following optionee’s death, and during the optionee’s lifetime, the option may only be exercised by the optionee. However, the plan administrator may structure one or more non-statutory options under the Amended 2015 Equity Incentive Plan so that those options will be transferable during optionee’s lifetime to one or more members of the optionee’s family or to a trust established for the optionee and/or one or more such family members or to the optionee’s former spouse, to the extent such transfer is in connection with the optionee’s estate plan or pursuant to a domestic relations order. Stand-alone stock appreciation rights will be subject to the same transferability restrictions applicable to non-statutory options.

A participant will have full stockholder rights with respect to any shares of Common Stock issued to him or her under the Amended 2015 Equity Incentive Plan, whether or not his or her interest in those shares is vested. A participant will not have any stockholder rights with respect to the shares of Common Stock subject to restricted stock units until that award vests and the shares of Common Stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of Common Stock, on outstanding restricted stock units, subject to such terms and conditions as the plan administrator may deem appropriate.

Withholding Taxes. The plan administrator may provide one or more holders of awards under the Amended 2015 Equity Incentive Plan with the right to have us withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which they become subject in connection with the issuance, exercise or settlement of those awards. Alternatively, the plan administrator may allow such individuals to deliver previously acquired shares of our Common Stock in payment of such withholding tax liability.

Deferral Programs. The plan administrator may structure one or more awards so that the participants may be provided with an election to defer the compensation associated with those awards for federal income tax purposes.

The plan administrator may also implement a non-employee Board member retainer fee deferral program that allows the non-employee Board members the opportunity to elect to convert the Board and Board committee retainer fees to be earned for a fiscal year into restricted stock units that defer the issuance of the shares of common stock that vest under those units until a permissible date or event under Internal Revenue Code Section 409A.

To the extent the Company maintains one or more separate non-qualified deferred compensation arrangements which allow the participants the opportunity to make notional investments of their deferred account balances in shares of Common Stock, the plan administrator may authorize the share reserve under the Amended 2015 Equity Incentive Plan to serve as the source of any shares of Common Stock that become payable under those deferred compensation arrangements.

Amendment and Termination. Our Board may amend or modify the Amended 2015 Equity Incentive Plan at any time subject to stockholder approval to the extent required under applicable law or regulation or pursuant to the listing standards of the stock exchange on which our Common Stock is at the time primarily traded. Unless sooner terminated by our board of directors, the Amended 2015 Equity Incentive Plan will terminate on the earliest of (i) February 4, 2025, (ii) the date on which all shares available for issuance under the Amended 2015 Equity Incentive Plan have been issued as fully-vested shares or (iii) the termination of all outstanding awards in connection with certain changes in control or ownership.

New Plan Benefits. The Plan Administrator has granted options and restricted stock under the Amended 2015 Equity Incentive Plan, contingent upon approval of this proposal. The following table reflects number of units granted by or allocated to each of (i) our NEOs, (ii) our executive officers as a group, (iii) directors who are not executive officers as a group, and (iv) all employees who are not executive officers as a group:

Amended 2015 Equity Incentive Plan
Name of Individual or Group	Dollar value ($)(1)	Number of Units
Steven H. Rouhandeh, Executive Chairman	$247,200	206,756
Joao Siffert, M.D., Chief Executive Officer, Head of Research & Development and Chief Medical Officer	$206,000	172,296
Christine Silverstein, Chief Financial Offer	$164,800	137,837
Executive Officer Group	$700,400	585,808
Non-Executive Director Group	0	0
Non-Executive Officer Employee Group	$1,190,000	995,153
(1)	Represents dollar value as of March 27, 2020 for restricted stock only.

Other than the awards described above granted by the Plan Administrator, no awards have been granted and no decisions have been made with respect to any issuances under the Amended 2015 Equity Incentive Plan. Any subsequent awards following approval of this proposal shall be at the discretion of the Plan Administrator.

Tax Considerations. The following is a brief and general discussion of the federal income tax rules applicable to awards under the Amended 2015 Equity Incentive Plan.

Option Grants. Options granted under the Amended 2015 Equity Incentive Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying, and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be a capital gain.

If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition. We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights. No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of Common Stock on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Stock Awards. The recipient of unvested shares of Common Stock issued under the Amended 2015 Equity Incentive Plan will not recognize any taxable income at the time those shares are issued but will have to report as ordinary income, as and when those shares subsequently vest, an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the cash consideration (if any) paid for the shares. The recipient may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year the unvested shares are issued an amount equal to the excess of (i) the fair market value of those shares on the issue date over (ii) the cash consideration (if any) paid for such shares. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the shares subsequently vest. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient with respect to the unvested shares. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the recipient.

Restricted Stock Units. No taxable income is recognized upon receipt of restricted stock units. The holder will recognize ordinary income in the year in which the shares subject to the units are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Dividend Equivalent Rights. No taxable income is recognized upon receipt of a dividend equivalent right award. The holder will recognize ordinary income in the year in which a dividend or distribution, whether in cash, securities or other property, is paid to the holder. The amount of that income will be equal to the fair market value of the cash, securities or other property received, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the holder of the dividend equivalent right award at the time the dividend or distribution is paid to such holder. That deduction will be allowed for the taxable year in which such ordinary income is recognized.

Deductibility of Executive Compensation. In addition, Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount a public company may deduct for compensation paid to a company’s chief executive officer, chief financial officer or any of the company’s three other most highly compensated executive officers (“covered employees”) or persons who were previously covered employees (for years after 2016). Historically, this limitation did not apply to compensation that met Internal Revenue Code requirements for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by stockholders, including stock options). The performance-based compensation exemption and an exemption for the chief financial officer from Section 162(m)’s deduction limit were repealed, among other changes, effective for taxable years beginning after December 31, 2017. Compensation paid to our covered employees in excess of $1 million will not be deductible in future years, unless it qualifies for transition relief applicable to certain arrangements that were in effect as of November 2, 2017 and are not materially modified thereafter. While deductibility of executive compensation for federal income tax purposes is among the factors the Compensation Committee considers when structuring our executive compensation arrangements, it is not the sole or primary factor considered. We retain the flexibility to authorize compensation that may not be deductible if we believe it is in the best interests of the Company.

In all cases, recipients of awards should consult their tax advisors regarding the tax treatment of any awards received by them.

Existing Plan Benefits

The following table sets forth the aggregate shares of common stock subject to equity awards as of March 27, 2020 granted under the 2015 Equity Incentive Plan since inception to each of our NEOs, executive officers as a group, directors who are not executive officers as a group, and all employees who are not executive officers as a group:

2015 Equity Incentive Plan
Name of Individual or Group	Number of Units
Steven H. Rouhandeh, Executive Chairman	1,293,244
Joao Siffert, M.D., Chief Executive Officer, Head of Research & Development and Chief Medical Officer	577,704
Christine Silverstein, Chief Financial Offer	405,913
Executive Officer Group	2,392,942
Non-Executive Director Group	1,149,135
Non-Executive Officer Employee Group	6,340,010

Proposal 2 will be approved upon the affirmative vote of a majority of the outstanding shares of Common Stock present through virtual attendance or by proxy at the Annual Meeting and entitled to vote on the proposal. Stockholders may vote “FOR” or “AGAINST,” or “ABSTAIN” from voting. Abstentions will have the effect of a vote “AGAINST” this proposal. Broker non-votes, if any, will be disregarded and will have no effect on the outcome of the vote for Proposal 2.

The Board recommends that the stockholders vote “FOR” the amendment of the 2015 Equity Incentive Plan as set forth in this Proxy Statement for the Annual Meeting.

PROPOSAL 3

VOTE ON THE NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

On March 23, 2020, our Board approved the Abeona Therapeutics Inc. Non-Employee Director Compensation Plan (the “Director Compensation Plan”), which sets forth the cash and equity compensation that is to be paid to our non-employee directors in a specific, formulaic manner. The Director Compensation Plan implements recommendations that our Compensation Committee made to the full Board based on a comprehensive review of the structure and amounts of our existing compensation for non-employee directors. Our Compensation Committee engaged Radford, its independent compensation consultant, to assist with the development of the Director Compensation Plan to help ensure that our non-employee director compensation remains competitive and is generally consistent with “best” practices.

The Director Compensation Plan does not reserve any additional shares of Common Stock for issuance; all equity grants made under the Director Compensation Plan must be made pursuant to the 2015 Equity Incentive Plan (or Amended 2015 Equity Incentive Plan if approved pursuant to Proposal 2) or another separately approved equity plan.

When our Board approved the structure and amount of the new compensation program for our non-employee directors, it believed that the new program is fair and in the best interests of all stockholders of the Company. Our Board unanimously recommends that stockholders vote FOR the Director Compensation Plan.

We are asking our stockholders to approve the Director Compensation Plan. The material features of the Director Compensation Plan include the following:

1.	Annual cash fee of $50,000, paid quarterly, for service on the Board.
2.	Annual cash fee of $7,500, paid quarterly, for service on each Committee of the Board.
3.	Annual equity grant of $115,000 for service on the Board consisting of 50% in stock options and 50% in restricted stock.
4.	One-time equity grant of $230,000 for new members of the Board.

The Director Compensation Plan is intended only for our non-employee directors on the basis of each director’s membership to the Board. As of March 27, 2020 there are five non-employee directors that would be eligible to participate in the Director Compensation Plan. Our non-employee director compensation is intended to attract, retain and appropriately compensate highly-qualified individuals to serve on our Board. In determining the amount and type of non-employee director compensation that we pay, our Compensation Committee received a thorough comparative analysis of non-employee director compensation within the same Benchmarking Peer Group used by our Compensation Committee when benchmarking executive compensation, and it received and evaluated detailed advice from Radford that was developed on the basis of a targeted competitive approach and Radford expertise in recent trends and developments in non-employee director compensation generally.

The Board formulated the Director Compensation Plan to align with the research and analysis provided by Radford to the Compensation Committee, which analyzed marked data regarding director compensation from the Company’s peer companies. The Board generally focused on aligning director compensation with the 50th percentile of the Company’s peer group.

In its analysis, Radford noted that the Company’s average cash compensation per director fell within the 25th percentile of its peer group, noting that the Company does not provide additional compensation for committee chairs. Accordingly, the Board, upon recommendation of the Compensation Committee, formulated the cash portion of the Director Compensation Plan to better align with the 50th percentile of the Company’s peer group. In addition, Radford also provided analysis aligning the equity portion of the Company’s director compensation with the 50th percentile of the Company’s peer group.

New Plan Benefits

The following table sets forth the benefits to be received under the Director Compensation Plan by each non-employee director:

Director Compensation Plan
Name of Individual or Group	Cash Fee ($)	Equity Grant ($)
Mark J. Alvino	$65,000	$115,000
Stefano Buono	$57,500	$115,000
Stephen B. Howell, M.D.	$65,000	$115,000
Richard Van Duyne	$65,000	$115,000
Todd Wider, M.D.	$65,000	$115,000

We are asking our stockholders to approve our Director Compensation Plan for fiscal year 2020 as described in this Proxy Statement. Since this vote is binding on us, if stockholders do not approve the Director Compensation Plan, then such plan will not govern our director compensation for 2020. Accordingly, our Board recommends stockholders to vote “FOR” the approval of the Director Compensation Plan.

Proposal 3 will be approved upon the affirmative vote of a majority of the outstanding shares of Common Stock present through virtual attendance or by proxy at the Annual Meeting and entitled to vote on the proposal. Stockholders may vote “FOR” or “AGAINST,” or “ABSTAIN” from voting. Abstentions will have the effect of a vote “AGAINST” this proposal. Broker non-votes, if any, will be disregarded and will have no effect on the outcome of the vote for Proposal 3.

The Board recommends that the stockholders vote “FOR” the approval of the Director Compensation Plan.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF WHITLEY PENN, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Whitley Penn LLP, an independent registered public accounting firm, has been our independent registered public accounting firm since September 2006. The Board has recommended that the stockholders ratify the reappointment of Whitley Penn LLP as the Company’s independent registered public accounting firm for the current year, fiscal year 2020.

A representative of Whitley Penn LLP is not expected to be present at the Annual Meeting but will be available to respond to appropriate questions in writing.

Ratification by stockholders is not required. If Proposal 4 is not approved by the stockholders, the Board does not plan to change the appointment for fiscal year 2020 but will consider such vote in selecting our independent registered public accounting firm for fiscal year 2021.

Proposal 4 will be approved upon the affirmative vote of a majority of shares of Common Stock present through virtual attendance or represented by proxy at the Annual Meeting and entitled to vote on such proposal voting together. Abstentions will have the effect of a vote “AGAINST” Proposal 5. Brokers may vote on Proposal 4 absent instructions from the beneficial owner.

The Board recommends that the stockholders vote “FOR” the ratification of the appointment of Whitley Penn, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

PROPOSAL 5

STOCKHOLDER PROPOSAL REQUESTING “MAJORITY VOTING” IN UNCONTESTED ELECTIONS OF DIRECTORS

The Secretary of the Company received a written notice, dated December 13, 2019, from the California Public Employees’ Retirement System (“CalPERS”), as a stockholder, submitting a proposal for inclusion in the Company’s proxy materials pursuant to Exchange Act Rule 14a-8 to introduce a resolution at the Annual Meeting. The proposed resolution and a supporting statement are presented verbatim below. CalPERS has represented that it is the beneficial owner of more than $2,000 in market value of shares of our Common Stock and intends to continue to hold the requisite number of shares of our Common Stock through the date of the Annual Meeting. We will provide the CalPERS address and the number of shares of Common Stock owned by CalPERS upon receiving an oral or written request by a stockholder for this information. CalPERS has requested that we include the following resolution in this Proxy Statement for consideration by our stockholders:

“RESOLVED, that the shareowners of Abeona Therapeutics Inc. (Company) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s articles of incorporation and/or bylaws to provide that directors shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareowners in uncontested elections. A plurality vote standard, however, will apply to contested director elections; that is, when the number of director nominees exceeds the number of board seats.”

CalPERS has provided the following supporting statement:

“Supporting Statement

Is accountability by the Board of Directors important to you? As a long-term shareowner of the Company, CalPERS thinks accountability is of paramount importance. This is why we are sponsoring this proposal. This proposal would remove a plurality vote standard for uncontested elections that effectively disenfranchises shareowners and eliminates a meaningful shareowner role in uncontested director elections.

Under the Company’s current voting system, a director may be elected with as little as one affirmative vote because “withheld” votes have no legal effect. This scheme deprives shareowners of a powerful tool to hold directors accountable because it makes it impossible to defeat directors who run unopposed. Conversely, a majority voting standard allows shareowners to actually vote “against” candidates and to defeat reelection of a management nominee who is unsatisfactory to the majority of shareowners who cast votes.

A substantial number of companies have already adopted this form of majority voting. More than 90% of the companies in the S&P 500 have adopted a form of majority voting for uncontested director elections. We believe the Company should join the growing number of companies that have adopted a majority voting standard requiring incumbent directors who do not receive a favorable majority vote to submit a letter of resignation, and not continue to serve, unless the Board declines the resignation and publicly discloses its reasons for doing so.

Majority voting in director elections empowers shareowners to clearly say “no” to unopposed directors who are viewed as unsatisfactory by a majority of shareowners casting a vote. Incumbent board members serving in a majority vote system are aware that shareowners have the ability to determine whether the director remains in office. The power of majority voting, therefore, is not just the power to effectively remove poor directors, but also the power to heighten director accountability through the threat of a loss of majority support. That is what accountability is all about.

CalPERS believes that corporate governance procedures and practices, and the level of accountability they impose, are closely related to financial performance. It is intuitive that, when directors are accountable for their actions, they perform better. We therefore ask you to join us in requesting that the Board of Directors promptly adopt the majority voting standard for uncontested director elections. We believe the Company’s shareowners will substantially benefit from the increased accountability of incumbent directors and the power to reject directors shareowners believe are not acting in their best interests. Please vote FOR this proposal.”

Proposal 5 will be approved on an advisory basis upon the affirmative vote of a majority of the outstanding shares of Common Stock present through virtual attendance or by proxy at the Annual Meeting and entitled to vote on the proposal. Stockholders may vote “FOR” or “AGAINST,” or “ABSTAIN” from voting. Abstentions will have the effect of a vote “AGAINST” this proposal. Broker non-votes, if any, will be disregarded and will have no effect on the outcome of the vote for Proposal 5.

The Board recommends that the stockholders vote “FOR” this Proposal 5.

REPORT OF THE AUDIT COMMITTEE

In fulfilling its oversight responsibility, the Audit Committee reviewed and discussed our audited 2019 year-end financial statements with management and with Whitley Penn LLP, our independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees. In addition, the Audit Committee received from the independent registered public accounting firm written disclosures and the letter required by the applicable standards of the PCAOB. The Audit Committee also discussed with the independent registered public accounting firm the auditors’ independence from management and the Company, including a review of audit and non-audit fees and the matters covered by the written disclosures and letter provided by the independent registered public accounting firm.

The Audit Committee discussed with Whitley Penn LLP the overall scope and plans for the audit. The Audit Committee met with Whitley Penn LLP to discuss the results of its audit and reviews, its evaluations of the Company and its personnel, our internal controls, and the overall quality of our financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee reviewed and recommended to the Board that our audited 2019 year-end financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the Securities and Exchange Commission.

The foregoing Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent the Company specifically incorporates it by reference into such future filings.

AUDIT COMMITTEE
Mark J. Alvino, Chairman
Richard Van Duyne
Todd Wider

INDEPENDENT AUDITOR FEES

The following table presents fees for professional audit services rendered by Whitley Penn LLP for the audit of our annual financial statements for the years ended December 31, 2019 and 2018, and fees billed for other services rendered during the respective periods.

Types of Fees	2019	2018
Audit Fees(1)	$214,000	$230,000
Audit-Related Fees(2)	$50,000	$17,000
Tax Fees	$0	$0
All Other Fees	$0	$0
(1)	Audit fees for 2019 and 2018 were for professional services rendered for the audit of our financial statements for the fiscal year and reviews of our quarterly financial statements included in our Form 10-Q filings.
(2)	Audit-related fees are for services related to our registration statements on Forms S-1 and S-3 and other fees.

All decisions regarding the selection of an independent registered public accounting firm and approval of accounting services and fees are made by our Audit Committee in accordance with the provisions of the Sarbanes-Oxley Act of 2002 and related SEC rules.

The Audit Committee selected Whitley Penn LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. Whitley Penn LLP has served as Abeona’s independent registered public accounting firm since September 2006.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm prior to the engagement with respect to such services. The Audit Committee approved all of the services listed under the preceding captions “Audit Fees” and “Audit-Related Fees.”

OTHER MATTERS

As of the date of this Proxy Statement, the Board is not aware of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If (i) any matters not within the knowledge of the Board as of the date of this Proxy Statement should properly come before the Annual Meeting; (ii) a person not named herein is nominated at the Annual Meeting for election as a director because a nominee named herein is unable to serve or for good cause will not serve; (iii) any proposals properly omitted from this Proxy Statement and the form of proxy, subject to applicable laws and our Certificate of Incorporation and Bylaws, should come before the Annual Meeting; or (iv) any matters should arise incident to the conduct of the Annual Meeting, then the proxies will be voted by the persons named in the enclosed form of proxy, or their substitutes acting thereunder, in accordance with the recommendations of the Board, or, if no such recommendations are made, in accordance with their best judgment.

SUBMISSION OF NOMINATIONS AND PROPOSALS FOR THE 2021 ANNUAL MEETING

The 2021 annual meeting of stockholders is expected to be held on or about May 19, 2021. The Board will make provisions for the presentation of proposals submitted by eligible stockholders who have complied with the relevant rules and regulations of the SEC as well as those contained in our Certificate of Incorporation and Bylaws. These requirements are summarized above under the heading Nomination and Election of Directors. Stockholder proposals to be included in the proxy statement for the 2021 annual meeting of stockholders must be received by the Company no later than December 24, 2020. Additionally, with respect to nominations and proposals to be presented at the 2021 annual meeting of stockholders outside of the processes of Rule 14a-8 under the Exchange Act, we must receive such nominations for the election of directors or proposals no later than January 19, 2021.

STOCKHOLDERS SHARING AN ADDRESS OR HOUSEHOLD

Only one copy of our Annual Report and Proxy Statement is being delivered to multiple security holders sharing an address unless we have received instructions to the contrary from one or more of the stockholders.

We will deliver promptly upon written or oral request a separate copy of our Annual Report and Proxy Statement to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of our Annual Report and Proxy Statement, or if two stockholders sharing an address have received two copies of any of these documents and desire to only receive one, you may write to the Company, c/o Investor Relations, at our principal executive offices at 1330 Avenue of the Americas, 33rd Floor, New York, NY 10019 or call the Company at 646-813-4701.

COST AND METHOD OF SOLICITATION

We will pay the cost of soliciting proxies. Proxies may be solicited on behalf of the Company by directors, officers or employees of Abeona in person or by telephone, email or other electronic means. As required by the SEC, we also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of our Common Stock.

FORM 10-K

Our annual report on Form 10-K for the 2019 fiscal year is available without charge to each stockholder, upon written request to the Company, c/o Investor Relations, at our principal executive offices at 1330 Avenue of the Americas, 33rd Floor, New York, NY 10019 and is also available on our website at www.abeonatherapeutics.com under the heading “Investor & Media-SEC Filings.”

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/abeo2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D06128-P37506 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ABEONA THERAPEUTICS INC.

THE BOARD RECOMMENDS A VOTE "FOR ALL NOMINEES" LISTED IN PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, "FOR" PROPOSAL 4, AND "FOR" PROPOSAL 5.

Election of Directors (the Board recommends a vote FOR ALL NOMINEES)

	For All	Withhold All	For All Except
1. Election of two Class 1 Directors for a three-year term and until their successors are elected and qualified.	☐	☐	☐

NOMINEES:

01) Christine Silverstein
02) Todd Wider, M.D.

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Management Proposals (the Board recommends a vote FOR)

Shareholder Proposal

	For	Against	Abstain
5. Amend the Bylaws to require majority voting.	☐	☐	☐

To transact such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

To cumulate votes as to a particular nominee as explained in the Proxy Statement, check box to the right then indicate the name(s) and the number of votes to be given to such nominee(s) on the reverse side of this card. **Please do not check box unless you want to exercise cumulative voting.** ☐

PLEASE MARK, SIGN AND DATE BELOW AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

ANNUAL MEETING OF STOCKHOLDERS OF

ABEONA THERAPEUTICS INC.

Wednesday, May 20, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 20, 2020
The Notice of Meeting, proxy statement and fiscal 2019 annual report are available at www.proxyvote.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

(Please detach along perforated line and mail in the envelope provided)

D06129-P37506

ANNUAL MEETING OF STOCKHOLDERS OF

ABEONA THERAPEUTICS INC.

Wednesday, May 20, 2020

The stockholder(s) hereby appoint(s) João Siffert, Chief Executive Officer, and Edward Carr, Chief Accounting Officer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of ABEONA THERAPEUTICS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 10:00 AM, Eastern Time on May 20, 2020, at www.virtualshareholdermeeting.com/abeo2020, and any adjournment or postponement thereof.

The proxy holder is authorized to act, in accordance with his discretion, upon all matters incident to the conduct of the meeting and upon other matters that properly come before the Annual Meeting of Stockholders, subject to compliance with Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR ALL NOMINEES" listed in Proposal 1, "FOR" Proposal 2, "FOR" Proposal 3, "FOR" Proposal 4, and "FOR" Proposal 5.

CUMULATE: ______________________________

____

(If you noted cumulative voting instructions above, please check the corresponding box on the reverse side.)

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.